UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Farmers and Merchants Bancshares, Inc.

(Name of Registrant as Specified in its Charter)

(Name Of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FARMERS AND MERCHANTS BANCSHARES, INC.

4510 Lower Beckleysville Road, Suite H

Hampstead, Maryland 21074

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 24, 2025

To Stockholders of Farmers and Merchants Bancshares, Inc.:

Notice is hereby given that the 2025 Annual Meeting of the Stockholders (including any adjournment, postponement or rescheduling thereof, the “Annual Meeting”) of Farmers and Merchants Bancshares, Inc. (the “Company”) will be held at 3:00 p.m., local time, on April 29, 2025 at Piney Branch Golf Club, 5301 Trenton Mill Road, Upperco, Maryland 21155.

The purposes of the Annual Meeting are:

1.	To vote on the election of the two Class III director nominees named in the attached Proxy Statement and WHITE Proxy Card to serve on the Company’s Board of Directors (the “Company Board”);

2.	To ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for 2025; and

3.	To transact such other business as may be properly brought before the Annual Meeting or any adjournment, postponement or rescheduling thereof.

The Company Board has fixed February 14, 2025 as the record date for purposes of determining stockholders who are entitled to notice of and to vote at the Annual Meeting.

Anyone acting as a proxy agent for a stockholder must present a written proxy that has been properly executed by the stockholder, that authorizes the agent to so act, and that is in form and substance satisfactory to the judges of election and consistent with the Company’s Amended and Restated Bylaws (as amended to date, the “Bylaws”).

Your vote will be especially important this year. As you may know, Barry J. Renbaum and Carol E. Renbaum (together, the “Renbaums”) submitted documents to the Company purporting to provide qualifying and timely notice (the “Purported Nomination Notice”) of an intent to nominate two director candidates (together, the “Purported Nominees”) for election to the Company Board at the Annual Meeting. The Company has informed the Renbaums that the Purported Nomination Notice is invalid due to its failure to comply with the Bylaws as a result of material omissions and other material deficiencies, including omissions pertaining to certain contracts, arrangements or understandings. Accordingly, any director nominations made by the Renbaums will be disregarded, and no proxies voted in favor of the Purported Nominees will be recognized or tabulated at the Annual Meeting. As the Purported Nomination Notice will not be recognized as valid under Maryland law, unless otherwise so determined by a court, the WHITE Proxy Card accompanying the Proxy Statement does not include the names of the Purported Nominees on a “universal proxy card.”

In addition, the Company believes that the Renbaums failed to comply with Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Renbaums failed to provide timely and qualifying notice to the Company under Rule 14a-19(b) of the Exchange Act by failing to provide notice with a statement that the Renbaums intend to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees. As the Renbaums did not provide notice in accordance with Rule 14a-19(b) of the Exchange Act, the Company believes that the Renbaums cannot solicit proxies in support of any director nominees other than the Company’s nominees at the Annual Meeting. Therefore, the WHITE Proxy Card accompanying this Proxy Statement does not include the names of the Purported Nominees on a “universal proxy card.”

However, if litigation occurs and the result of such litigation is that the Purported Nomination Notice is deemed valid and a court of competent jurisdiction determines that the Renbaums complied with the Bylaws and with Rule 14a‑19 of the Exchange Act, then the Company would amend the Proxy Statement and the accompanying WHITE Proxy Card to reflect that development to comply with the applicable aspects of Schedule 14A and Rule 14a-19 of the Exchange Act. Further, in such scenario, the Company would include the names of the Purported Nominees on a “universal proxy card” and mail a revised proxy statement and such universal proxy card to stockholders. In addition, in this scenario, no proxies or votes received on the Company’s previously circulated proxy card would be recognized or tabulated at the Annual Meeting. These proxies would be disregarded. Accordingly, if you vote on the Company’s WHITE Proxy Card accompanying the Proxy Statement and the Purported Nomination Notice is subsequently deemed valid and the Renbaums are found to have subsequently complied with Rule 14a-19 of the Exchange Act, then your votes would not be recognized or tabulated and you would have to vote again for your vote to be counted. In such scenario, the Company would potentially need to delay the Annual Meeting to allow time for stockholders to receive and consider the new proxy materials. Please note that there is currently no litigation pending.

Despite the Company Board’s determination that the Purported Nomination Notice is invalid, you might receive solicitation materials from the Renbaums, including proxy statements and proxy cards.  WE URGE YOU TO VOTE ONLY ON THE WHITE PROXY CARD FOR THE COMPANY BOARD’S PROPOSED DIRECTOR NOMINEES, TO DISREGARD ANY MATERIALS SENT TO YOU BY OR ON BEHALF OF THE RENBAUMS, AND TO NOT SIGN, RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY OR ON BEHALF OF THE RENBAUMS.  We are not responsible for the accuracy of any information provided by or relating to the Renbaums or the Purported Nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Renbaums or any other statements that the Renbaums or their representatives have made or may otherwise make.

The Company Board recommends that you vote “FOR” the Company Board’s proposed director nominees — Steven W. Eline and Bruce L. Schindler.  IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF WHETHER YOU PLAN TO ATTEND. ACCORDINGLY, WE ENCOURAGE YOU, AS PROMPTLY AS POSSIBLE, TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED WHITE PROXY CARD TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. GIVING YOUR PROXY IN ADVANCE WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU LATER DECIDE TO ATTEND THE ANNUAL MEETING BUT WILL HELP ASSURE A QUORUM. ATTENDANCE AT THE ANNUAL MEETING IS LIMITED TO STOCKHOLDERS, THEIR PROXIES, AND INVITED GUESTS OF THE COMPANY. FOR IDENTIFICATION PURPOSES, “STREET NAME” STOCKHOLDERS WILL NEED TO PROVIDE THE COMPANY WITH AN ACCOUNT STATEMENT OR SIMILAR DOCUMENT FROM THEIR BROKERS, BANKS OR OTHER NOMINEES SHOWING BENEFICIAL OWNERSHIP OF SHARES AS OF THE RECORD DATE.

By order of the Board of Directors

Cherie Barrett

Assistant Vice President/Corporate Secretary

[THIS PAGE INTENTIONALLY LEFT BLANK]

FARMERS AND MERCHANTS BANCSHARES, INC.

4510 Lower Beckleysville Road, Suite H

Hampstead, Maryland 21074

(410) 374-1510

PROXY STATEMENT

This Proxy Statement and the accompanying WHITE Proxy Card are being furnished in connection with the solicitation by the Board of Directors (the “Company Board”) of Farmers and Merchants Bancshares, Inc. (the “Company”) of proxies to be voted at the 2025 Annual Meeting of the Stockholders (including any adjournment, postponement or rescheduling thereof, the “Annual Meeting”) to be held at 3:00 p.m., local time, on April 29, 2025 at Piney Branch Golf Club, 5301 Trenton Mill Road, Upperco, Maryland 21155. This Proxy Statement and the WHITE Proxy Card are first being sent or given to stockholders on or about March 24, 2025.

When used in this Proxy Statement, the terms “we,” “us,” and “our” refer to Farmers and Merchants Bancshares, Inc. and, unless the context clearly requires otherwise, its consolidated subsidiaries, including Farmers and Merchants Bank (the “Bank”).

You are being asked to: (i) vote on the election of two Class III director nominees to the Company Board (Steven W. Eline and Bruce L. Schindler) and (ii) ratify the appointment of Yount, Hyde & Barbour, P.C. (“YHB”) as the Company’s independent registered public accounting firm for 2025. The Company Board unanimously recommends that you vote “FOR” each of Messrs. Eline and Schindler and “FOR” the ratification of the appointment of YHB as the Company’s independent registered public accounting firm for 2025.

RECENT DEVELOPMENTS

Your vote will be especially important this year. As you may know, Barry J. Renbaum and Carol E. Renbaum (together, the “Renbaums”) submitted documents to the Company purporting to provide qualifying and timely notice (the “Purported Nomination Notice”) of an intent to nominate two director candidates (together, the “Purported Nominees”) for election to the Company Board at the Annual Meeting. The Company has informed the Renbaums that the Purported Nomination Notice is invalid due to its failure to comply with the Company’s Amended and Restated Bylaws (as amended to date, the “Bylaws”) as a result of material omissions and other material deficiencies, including omissions pertaining to certain contracts, arrangements or understandings. Accordingly, any director nominations made by the Renbaums will be disregarded, and no proxies voted in favor of the Purported Nominees will be recognized or tabulated at the Annual Meeting. As the Purported Nomination Notice will not be recognized as valid under Maryland law, unless otherwise so determined by a court, the WHITE Proxy Card accompanying the Proxy Statement does not include the names of the Purported Nominees on a “universal proxy card.”

In addition, the Company believes that the Renbaums failed to comply with Rule 14a-19 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Renbaums failed to provide timely and qualifying notice to the Company under Rule 14a-19(b) of the Exchange Act by failing to provide notice with a statement that the Renbaums intend to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees. As the Renbaums did not provide notice in accordance with Rule 14a-19(b) of the Exchange Act, the Company believes that they may not solicit proxies in support of any director nominees other than the Company’s nominees at the Annual Meeting. Therefore, the WHITE Proxy Card accompanying this Proxy Statement does not include the names of the Purported Nominees on a “universal proxy card.”

However, if litigation occurs and the result of such litigation is that the Purported Nomination Notice is deemed valid and a court of competent jurisdiction determines that the Renbaums complied with Rule 14a‑19 of the Exchange Act, then the Company would amend the Proxy Statement and the accompanying WHITE Proxy Card to reflect that development in order to comply with the applicable aspects of Schedule 14A and Rule 14a-19 of the Exchange Act. Further, in such scenario, the Company would include the names of the Purported Nominees on a “universal proxy card” and mail a revised proxy statement and such universal proxy card to stockholders. In addition, in this scenario, no proxies or votes received on the Company’s previously circulated proxy card would be recognized or tabulated at the Annual Meeting. These proxies would be disregarded. Accordingly, if you vote on the Company’s WHITE Proxy Card accompanying the Proxy Statement, and the Purported Nomination Notice is subsequently deemed valid and the Renbaums are found to have subsequently complied with Rule 14a-19 under the Exchange Act, your votes would not be recognized or tabulated, and you would have to vote again for your vote to be counted. In such scenario, the Company would potentially need to delay the Annual Meeting to allow time for stockholders to receive and consider the new proxy materials. Please note that there is currently no litigation pending.

Despite the Company Board’s determination that the Purported Nomination Notice is invalid, you may receive solicitation materials from the Renbaums, including proxy statements and proxy cards. WE URGE YOU TO VOTE ONLY ON THE WHITE PROXY CARD FOR THE COMPANY BOARD’S PROPOSED DIRECTOR NOMINEES, TO DISREGARD ANY MATERIALS SENT TO YOU BY OR ON BEHALF OF THE RENBAUMS, AND TO NOT SIGN, RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY OR ON BEHALF OF THE RENBAUMS. We are not responsible for the accuracy of any information provided by or relating to the Renbaums or the Purported Nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Renbaums or any other statements that the Renbaums or their representatives have made or may otherwise make.

If you vote, or have previously voted, using a proxy card sent to you by, or on behalf of, the Renbaums for the Annual Meeting, you can revoke it by completing, signing, dating and promptly returning the enclosed WHITE Proxy Card, by following the instructions provided on the enclosed WHITE Proxy Card, voting at the Annual Meeting or providing written notice delivered to the Corporate Secretary at the Company’s address listed above. Completing, signing, dating and returning any proxy card that the Renbaums may send to you, even with instructions to vote “withhold” with respect to the Purported Nominees, will cancel any proxy you may have previously submitted to have your shares voted for the Company Board’s candidates on a WHITE Proxy Card, as only your latest proxy card or voting instruction form will be counted. Beneficial owners who own their shares in “street name” should follow the voting instructions provided by their broker, bank or other nominee to ensure that their shares are represented and voted at the Annual Meeting, or to revoke prior voting instructions. The Company Board urges you to complete, sign, date and promptly return only the enclosed WHITE Proxy Card.

THE COMPANY BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE COMPANY BOARD’S PROPOSED DIRECTOR NOMINEES (MESSRS. ELINE AND SCHINDLER) AND “FOR” PROPOSAL 2 USING THE WHITE PROXY CARD.

INFORMATION ABOUT THE SOLICITATION

The Company Board is soliciting your proxy. The Company will bear the entire cost of the Company Board’s solicitation of proxies, including the preparation, assembly and mailing of this Proxy Statement, the WHITE Proxy Card, the Notice of Annual Meeting of Stockholders, and any additional information furnished to stockholders. Solicitation of proxies may be in person, by telephone, electronic mail or personal solicitation by the Company’s directors, officers or staff members. Proxies will be solicited on behalf of the Company Board by the Company’s directors and certain executive officers and other employees of the Company. Such persons are listed in Appendix A to this Proxy Statement. Other than the persons described in the Proxy Statement, no general class of employee of the Company will be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation. No additional compensation will be paid to our directors, officers or staff members for such services.

Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), in their names that are beneficially owned by others to forward to those beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. The Company Board does not expect to employ specially engaged employees, representatives or other persons to solicit security holders.

The Company currently estimates that it will spend a total of approximately $75,000 for, in furtherance of, or in connection with the solicitation of proxies, including fees for attorneys, accountants, public relations or financial advisers, solicitors, advertising, printing, transportation, litigation and other costs incidental to the solicitation. As of the date hereof, the Company estimates that its total expenditures to date for, in furtherance of, or in connection with the solicitation of proxies is approximately $0.

RECORD DATE

Stockholders of record as of the close of business on February 14, 2025 (the “Record Date”) of issued and outstanding shares of the Common Stock are entitled to notice of and to vote at the Annual Meeting. Only stockholders as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, 3,175,347 shares of the Common Stock were issued and outstanding. Each share is entitled to one vote on each matter submitted to stockholders.

Stockholders do not have dissenters’ rights of appraisal or similar rights with respect to any of the proposals to be presented at the Annual Meeting.

A stockholder may revoke a proxy at any time before its use by completing, signing, dating and promptly returning the enclosed WHITE Proxy Card, by following the instructions provided on the WHITE Proxy Card, voting at the Annual Meeting or providing written notice delivered to the Corporate Secretary at the Company’s address listed above.

QUORUM

The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Company issued and outstanding and entitled to vote thereat shall constitute a quorum at the Annual Meeting. Abstentions and withheld votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. “Broker non-votes,” if any, will not be counted for purposes of determining whether a quorum is present at the Annual Meeting.

REQUIRED VOTE

Proposal 1: To vote on the election of Steven W. Eline and Bruce L. Schindler as Class III directors to serve on the Company Board

A plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. Accordingly, the withholding of votes and “broker non-votes” will have no impact on the outcome of the vote on Proposal 1.

Proposal 2: Ratify the appointment of YHB as the Company’s independent registered public accounting firm for 2025

A majority of all votes cast at a meeting at which a quorum is present is sufficient to approve the ratification of the appointment of YHB as the Company’s independent registered public accounting firm, as described in Proposal 2. Accordingly, an abstention or a “broker non-vote” with respect to Proposal 2 will have no impact on the outcome of Proposal 2.

If any other matter is presented, your proxy will vote your shares in accordance with your proxy’s best judgment to the extent permitted by Rule 14a-4(c) of the Exchange Act. At present, we know of no other business that is intended to be acted on at the Annual Meeting.

HOW TO VOTE

Stockholder of Record: Shares Registered in Your Name

If, as of the Record Date, your shares are registered in your own name, please vote today by completing, signing, dating and promptly returning the enclosed WHITE Proxy Card in the postage-paid envelope provided.  A completed WHITE Proxy Card returned by mail must be received at the address stated on the WHITE Proxy Card before April 29, 2025.

Execution and delivery of a proxy by a record holder of shares will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise. All properly executed WHITE Proxy Cards received pursuant to this solicitation will be voted in accordance with the directions indicated thereon. If you sign the WHITE Proxy Card, but no direction is given thereon, then your shares will be voted:

●	“FOR” the election of Messrs. Eline and Schindler as Class III directors to serve on the Company Board; and

●	“FOR” the ratification of the appointment of YHB as the Company’s independent registered public accounting firm for 2025.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If, as of the Record Date, you are the beneficial owner of shares and you held your shares in “street name” with a broker, bank or other nominee, then only that entity can vote your shares and only upon its receipt of your specific instructions. Accordingly, please contact the person responsible for your account at such entity and instruct that person to vote on your behalf “FOR” the election of Messrs. Eline and Schindler as Class III directors to serve on the Company Board and “FOR” Proposal 2. You should also complete, sign, date and promptly return the voting instruction form that your broker, bank or other nominee sends you (or, if applicable, vote by following the instructions supplied to you by your broker, bank or other nominee, including voting via the Internet or by telephone). Please do this for each account you maintain to ensure that all of your shares are voted.

What are “broker non-votes?”

If, on the Record Date, your shares were held by a broker, bank or other nominee, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid legal proxy from your broker, bank or other nominee. If your shares are held in “street name” (that is, held by a broker, bank or other nominee), you will receive voting instructions from your broker, bank or other nominee. Please follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a legal proxy. If you hold your shares in “street name,” please instruct your broker, bank or other nominee how to vote your shares using the voting instruction form provided by your broker, bank or other nominee so that your vote can be counted. The voting instruction form provided by your broker, bank or other nominee may also include information about how to submit your voting instructions over the Internet.

A “broker non-vote” results when a broker who holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules (the “Broker Rules”), does not have discretionary authority to vote on a matter. Brokers are not permitted to vote shares without instructions on proposals that are not considered “routine.” Applicable regional and national exchange rules determine whether proposals are “routine” or “non‑routine.” If a proposal is “routine,” a broker holding shares for an owner in “street name” may vote on the proposal without voting instructions.

To the extent that the Renbaums provide proxy materials to a broker, bank or other nominee (in addition to the Company’s proxy materials), none of the matters to be considered at the Annual Meeting will be considered “routine” under the Broker Rules; therefore, if you do not provide voting instructions to your broker, bank or other nominee holding shares for you, then your broker, bank, or other nominee will not have authority to vote your shares on Proposals 1 and 2. Therefore, if you are a beneficial owner, we encourage you to instruct your broker, bank or other nominee how to vote your shares using the voting instruction form provided by your broker, bank or other nominee so that your vote can be counted.

However, for brokers, banks or other nominees that receive proxy materials only from the Company, the broker, bank or other nominee will be entitled to vote shares held for a beneficial owner on “routine” matters, such as Proposal 2, without instructions from the beneficial owner of those shares. In that event, the broker, bank or other nominee is not entitled to vote the shares on “non-routine” items. Accordingly, if you receive proxy materials only from the Company and you do not submit any voting instructions to your broker, bank or other nominee, it may exercise discretion to vote your shares on Proposal 2, even in the absence of your instruction. If your shares are voted on Proposal 2, as directed by your broker, your shares will constitute “broker non-votes” on each of the “non-routine” proposals (i.e., Proposal 1).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 29, 2025

This Proxy Statement, the accompanying WHITE Proxy Card, and the Company’s Annual Report to Stockholders (including its Annual Report on Form 10-K for the year ended December 31, 2024) are available on our website, www.fmb1919.bank, and may be accessed by clicking “Investor Relations” and then “SEC Filings”. Information on our website, other than this Proxy Statement, is not a part of this Proxy Statement.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information as of the Record Date relating to the beneficial ownership of the Common Stock by (i) each of the directors, director nominees, and named executive officers (as defined below under the heading, “EXECUTIVE COMPENSATION”) of the Company, (ii) all directors and executive officers of the Company as a group, and (iii) each person or group known by the Company to beneficially own more than five percent (5%) of the outstanding shares of Common Stock. Generally, a person “beneficially owns” shares as of a given date if he or she has or shares with others the right to vote those shares or to invest (or dispose of) those shares, or if he or she has the right to acquire such voting or investment rights, within 60 days of such date (such as by exercising stock options or similar rights). The percentages were calculated based on 3,175,347 issued and outstanding shares of Common Stock as of the Record Date, plus, for each named person, any shares that such person may acquire within 60 days of such date. Except as otherwise noted, the address of each person named below is the address of the Company.

	Shares of Common Stock		Percent of Class
	Beneficially Owned		Beneficially Owned
Directors, Nominees and Named Executives
James R. Bosley, Jr.	11,011	(1)	0.347%
Roger D. Cassell	9,533	(2)	0.300%
Steven W. Eline	25,145		0.792%
Edward A. Halle, Jr.	53,489	(3)	1.685%
Gary A. Harris	3,357		0.106%
Ronald W. Hux	36,941	(4)	1.163%
Mark C. Krebs	7,124	(5)	0.224%
Emily B. Miller	1,172	(6)	0.037%
Christopher T. Oswald	895		0.028%
Robert G. Pollokoff	1,399		0.044%
Bruce L. Schindler	98,472	(7)	3.101%
Teresa L. Smack	7,276		0.229%
Paul F. Wooden, Jr.	47,275		1.489%

All Directors, Nominees and Executive Officers as a Group (14 Persons)	303,090		9.55%

5% Holders
Bary J. and Carol E. Renbaum	314,617	(8)	9.91%

Notes:

(1)	Includes 10,493 shares held jointly with spouse.
(2)	Includes 2,566 shares held jointly with spouse and 6,967 shares held by CE Holdings, Inc.

(3)	Includes 39,869 shares owned by a trust for which Mr. Halle is the trustee and one of the beneficiaries.
(4)	Includes 24,478 shares held jointly with spouse and 7,546 shares held jointly with his daughter.
(5)	Includes 7,124 shares held jointly with spouse.
(6)	Includes 300 shares held jointly with spouse.
(7)	Includes 8,620 shares held jointly with son, and 85,929 shares held jointly with spouse.
(8)

The information is based on the Schedule 13D/A filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 3, 2024 by Mr. and Mrs. Renbaum, whose principal address is 3921 Butler Road, Reisterstown, Maryland 21136. Mr. and Mrs. Renbaum own the shares as joint tenants and, accordingly, each is deemed to beneficially own the shares.

As of the Record Date, Louna S. Primm and J. Lawrence Mekulski, both current director emeriti, beneficially owned 2,859 and 2,866 shares of the Common Stock, respectively.

ELECTION OF DIRECTORS

(Proposal 1)

The number of directors constituting the Company Board is currently set at 11. The Company Board, by resolution approved by a majority vote thereof, may alter the number of directors from time to time. Directors are divided into four classes, as nearly equal in number as possible, with respect to the time for which the directors may hold office. Each director is elected to hold office for a term of four years and thereafter until his or her successor has been elected and qualifies, which term is subject to earlier expiration if (i) he or she is removed pursuant to the Bylaws, or (ii) he or she fails to qualify to serve as a director as provided in the Bylaws. Section 3(c) of Article II of the Bylaws provide that no person, including an incumbent director, shall be qualified to hold office as a director after the close of the annual meeting of stockholders of the Company that immediately follows his or her 75th birthday. Paul F. Wooden, Jr., a Class I Director, has reached the mandatory retirement age and will retire from the Company Board at the conclusion of the Annual Meeting. The Company Board has eliminated, effective as of the conclusion of the Annual Meeting, the vacancy that will be created upon Mr. Wooden, Jr.’s retirement by reducing the number of directorships to 10.

The terms of the current Class III Directors (Steven W. Eline and Bruce L. Schindler) will expire at the conclusion of the Annual Meeting. The Company Board, at the recommendation of the Nominating Committee (as defined below), has nominated each of Messrs. Eline and Schindler for re-election as Class III Directors (with terms to expire at the conclusion of the 2029 annual meeting of stockholders). Each of the nominees listed has expressed his willingness to serve. In the event a director nominee declines or is unable to serve as a director, which is not anticipated, the proxies will vote in their discretion with respect to a substitute nominee named by the Company Board. Our management, however, has no present reason to believe that any Class III director nominee will be unable to serve as a director, if elected.

Information about the principal occupations, business experience and qualifications of the director nominees is provided below under the heading “QUALIFICATIONS OF DIRECTOR NOMINEES AND CONTINUING DIRECTORS”.

Because the vote on Proposal 1 relates to the re-election of incumbent directors, each of the director nominees has an interest in the outcome of this vote.

Stockholders do not have cumulative voting rights and may not vote their shares for more than two director nominees pursuant to this Proposal 1.

The Company Board recommends that stockholders vote “FOR” each of Messrs. Eline and Schindler.

CONTINUING DIRECTORS

The following tables identify each director of the Company whose term does not expire in 2025. Information about the principal occupations, business experience and qualifications of these continuing directors is provided below under the heading “QUALIFICATIONS OF DIRECTOR NOMINEES AND CONTINUING DIRECTORS”.

Class IV Directors (Term expires in 2026)

Name
Edward A. Halle, Jr.
Robert G. Pollokoff
Teresa L. Smack

Class I Directors (Term expires in 2027)

Name
Roger D. Cassell
Gary A. Harris

Class II Directors (Term expires in 2028)

Name
James R. Bosley, Jr.
Ronald W. Hux
Emily B. Miller

QUALIFICATIONS OF DIRECTOR NOMINEES AND CURRENT DIRECTORS

In addition to bringing extensive knowledge of the communities served by the Company through their involvement with their communities, as business partners and volunteers, the Nominating Committee believes that all director nominees and continuing directors possess a diverse balance of skills, business experience and expertise necessary to provide leadership to the Company. The following discussion sets forth the specific experience, qualifications, other attributes and skills of each director nominee and continuing director that led the Nominating Committee to determine that such person should serve on the Company Board. All current directors also serve on the board of directors of the Bank (the “Bank Board”).

James R. Bosley, Jr., age 63. Director of the Company since 2016 and of the Bank since 1991; retired; CEO of the Company and the Bank between July 18, 2022 and December 31, 2022; President of the Company between 2016 and July 18, 2022 and of the Bank from 1995 to July 18, 2022; former director and President of the Bank’s subsidiary, Reliable Community Financial Services, Inc. (“RCFI”); a director of the Northeast Social Action Program; and a past director of the Maryland Bankers Association. The skills, experience and knowledge acquired by Mr. Bosley during his approximately 41 years of service to the Bank, with 28 years as both a director and as President and CEO, qualify him to serve as a director.

Roger D. Cassell, age 64. Director of the Company since 2016 and of the Bank since 2008; Regional Vice President of Mobile Communications America, a company that provides voice, data, and security solutions, since 2024; President and CEO of Communications Electronics, Inc. of Baltimore, Maryland, a company that sells, designs and installs wireless communications systems, from 1994 to 2024; former Managing Member of Communications Electronics Systems, a company that sells, designs and installs commercial security systems; Managing Member of 1924 Group, LLC and Cassell Group LLC, which are real estate holding companies; Managing Member of 1955 Automotive Group, an automotive repair services company; and previously employed in various positions with Communications Electronics, Inc. from 1979 to 1994. Mr. Cassell’s qualifications to serve as a director include his 16 years as a director of the Bank, his many years as a business owner, his experience in real estate, and his experience with cutting-edge technology in the wireless communications field.

Steven W. Eline, age 60. Director of the Company since 2016 and of the Bank since 2013; licensed mortician; President and co-owner of Eline Funeral Home, J.F. Eline & Sons, Inc., Eline Monuments, LLC, and Carroll Cremation, all funeral related companies; President and owner of Eline Properties, LLC., a real estate investment entity; President and co-owner of Petals, Flowers, & Gifts, LLC, a retail florist; Director of the Hampstead Cemetery Association, which manages the Hampstead Cemetery; and member of the Maryland State Funeral Directors Association, the National Funeral Directors Association, the Cremation Association of North America, and the Hampstead Lions Club. Mr. Eline’s qualifications to serve as a director include his 11 years as a director of the Bank, his many years as a business owner, and his experience with commercial real estate.

Edward A. Halle, Jr., age 74. Director of the Company since 2016 and of the Bank since 2010; practicing attorney in the law firm of Fowley & Beckley, P.A.; President of Slade, Inc., a family-owned investment company; and Managing Member of Panther Branch LLC and Panther South LLC, both of which invest in real estate. Mr. Halle’s qualifications to serve as a director include his 14 years as a director of the Bank, and his experience as an attorney who specializes in land conservation, real estate, zoning and other related matters.

Gary A. Harris, age 54. Director of the Company and the Bank since 2022; President and CEO of the Company and the Bank since January 1, 2023; President of the Company and the Bank between July 18, 2022 and January 1, 2023; President and director of RCFI, a subsidiary of the Bank; Executive Vice President – Chief Lending Officer of the Bank between 2021 and July 18, 2022; Senior Vice President – Commercial Banking of the Bank between 2016 and 2021; and Vice President – Commercial Banking of the Bank between 2008 and 2016. Mr. Harris’ qualifications to serve as a director include the knowledge and experience that he has gained during his 16-year career with the Bank, particularly with respect to the Bank’s lending operations, and his experience serving on the Bank’s Strategic Growth Committee, Asset-Liability Committee, and Officer’s Loan Committee.

Ronald W. Hux, age 67.  Director of the Company since 2016 and of the Bank since 2006; owner of Douron Inc., a commercial furniture dealership located in Owings Mills, Maryland from 1977 to 2023; developer and manager of commercial properties in Owings Mills, Maryland; and past Director of Owings Mills Corporate Round Table, a business association.  Mr. Hux’s qualifications to serve as a director include his 18 years as a director of the Bank, his many years as a business owner, and his experience in the office furniture and commercial real estate industries.

Emily B. Miller, age 38. Director of the Company and the Bank since 2023; owner/partner and the Secretary and Treasurer of Barnes-Bollinger Insurance Services, Inc., a full-service insurance firm, since 2019 and served in various roles in the business from 2008 to 2019, most recently as a Risk Advisor; holds a Certified Insurance Counselor (CIC) designation; board member of the Carroll County Chamber of Commerce, the Carroll Hospital Foundation, the Carroll Community College Foundation, the Agency Insurance Company of Maryland, Inc., and the Carroll County Youth Services Bureau and a member of the Advisory Board of the Carroll County Farm Museum. Mrs. Miller’s qualifications to serve as a director include her many years as a business owner, her dedicated community involvement, and her experience as a board member of various other organizations.

Robert G. Pollokoff, age 64. Director of the Company and the Bank since 2023; President and Chief Executive Officer of The Fedder Company since 1998, a commercial real estate investment and management company; board member of the Associated Jewish Charities and chairperson of their Funds and Foundations committee; volunteer for Habitat for Humanity; former board member of Comprehensive Housing Assistance, Inc. from 1991 to 1998, a non-profit agency that provides housing assistance for the elderly as well as first-time home buyers in the Upper Park Heights community of Baltimore, Maryland. Mr. Pollokoff’s qualifications to serve as a director include his many years as President and Chief Executive Officer of The Fedder Company, his vast real estate experience and knowledge, his dedicated community involvement, and his experience as a board member of various other organizations.

Bruce L. Schindler, age 69. Director of the Company since 2016 and of the Bank since 1989 and Chairman of the Company Board since April 2020; Director, President and Owner of Bob Davidson Ford Lincoln, an automobile dealership; board member of the Baltimore Washington Ford Dealers Advertising Fund; Treasurer and board member of Pathfinders for Autism, a nonprofit charitable organization; Member of BLS Reinsurance, LLC, an automobile warranty reinsurance company; and Member of McDhaid, LLC, a real estate holding company. Mr. Schindler’s qualifications to serve as a director include his 35 years as a director of the Bank, his many years as a business owner, his experience in the automotive sales and service industry, and his accounting background.

Teresa L. Smack, age 65. Director of the Company and of the Bank since 2017; retired; owner of Terry's Tag and Title Service, LLC, which is a licensed tag and title agent for the State of Maryland from 2000 to 2024; co-owner of A&L, LLC, a tag and titling agent outside of Maryland; co-owner of 10710, LLC and 1010 Balt. Blvd., LLC, both real estate investment corporations; Founder, past President and member of the Maryland Vehicle Titling Association, a trade association; member of the Carroll County Chamber of Commerce; member of the Rape Crisis Foundation Board; past member of the Carroll Hospital Foundation Board. Ms. Smack’s qualifications to serve as a director include her six years as a director of the Bank, her many years as a business owner, and her experience as a board member for various other organizations.

CORPORATE GOVERNANCE MATTERS

Committees of the Boards

The Company Board and the Bank Board (together, the “Boards”) are composed of the same individuals. The Boards have appointed from their members a joint Executive Committee of the Boards (the “Executive Committee”), a joint Audit Committee of the Boards (the “Audit Committee”), a joint Compensation Committee of the Boards (the “Compensation Committee”), and a joint Nominating Committee of the Boards (the “Nominating Committee”).

Executive Committee. The function of the Executive Committee is to direct and transact any business that may properly come before the Boards, except for such business that only the Boards are authorized by law to perform. The members of the Executive Committee are Bruce L. Schindler, Chairman, Ronald W. Hux, Vice Chairman, James R. Bosley, Jr., and Steven W. Eline. Gary A. Harris is invited to attend all meetings of the Executive Committee and to participate in its discussions, but he is not entitled to vote on any matter before the Executive Committee. The Executive Committee met 12 times in 2024.

Audit Committee. The Audit Committee, which met four times in 2024, was established to perform the duties of an “audit committee” as defined in Section 3(a)(58)(A) of the Exchange Act, and consists of Paul F. Wooden, Jr., Chairman, Edward A. Halle, Jr., Steven W. Eline, and Bruce L. Schindler. The Audit Committee is responsible for hiring, setting the compensation of and overseeing the Company’s independent registered public accounting firm, and it also assists the Boards in monitoring the integrity of the financial statements, in monitoring the performance of the Company’s internal audit function, and in monitoring the Company’s compliance with legal and regulatory requirements. In carrying out its duties, the committee meets with the internal and independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Boards have determined that all audit committee members are financially literate and that Paul F. Wooden, Jr. qualifies as an “audit committee financial expert” as that term is defined by the SEC in Item 407 of Regulation S-K. The Audit Committee has a written charter, a copy of which is available on our website, www.fmb1919.bank, and may be accessed by clicking on “Investor Relations”, then “Corporate Overview”, then “Committee Charting” and then “Audit Committee”.

Compensation Committee. The Compensation Committee, which met two times in 2024, consists of Bruce L. Schindler, Chairman, James R. Bosley, Jr., Roger D. Cassell, Edward A. Halle, Jr., Emily B. Miller, and Paul F. Wooden, Jr. The Compensation Committee is responsible for developing policies for executive and director compensation, recommending to the Boards the amounts and forms of compensation that should be paid to executive officers and directors, and overseeing our various compensation plans. The Compensation Committee develops its recommendations for executive compensation based on the principles discussed below under the heading “EXECUTIVE COMPENSATION”. The Boards review and approve or ratify the Compensation Committee’s recommendations. The Compensation Committee has adopted a written charter, a copy of which is available on our website, www.fmb1919.bank, and may be accessed by clicking on “Investor Relations”, then “Corporate Overview”, then “Committee Charting” and then “Compensation Committee”.

Nominating Committee. The Nominating Committee, which met one time in 2024, consists of Roger D. Cassell, Chairman, Ronald W. Hux, Bruce L. Schindler, Teresa L. Smack and Paul F. Wooden, Jr. The Nominating Committee is responsible for developing qualification criteria for directors, reviewing director candidates recommended by stockholders (see “Director Recommendations and Nominations” below), actively seeking, interviewing and screening individuals qualified to become directors, recommending to the Boards those candidates who should be nominated to serve as directors, and developing and recommending to the Boards the Corporate Governance Guidelines applicable to the Company and its subsidiaries. The Nominating Committee has a written charter, a copy of which is available on our website, www.fmb1919.bank, and may be accessed by clicking on “Investor Relations”, then “Corporate Overview”, then “Committee Charting” and then “Nominating Committee”.

 In addition to the foregoing committees, the Bank Board has appointed a Loan Committee, a Facilities Committee, an Asset Liability Committee, and a Marketing Steering Committee. The Loan Committee, which met 24 times in 2024, reviews and approves certain loan transactions, and its members are James R. Bosley, Jr., Edward A. Halle, Jr., Gary A. Harris Robert G. Pollokoff, and Paul F. Wooden, Jr. The Facilities Committee, which met once in 2024, oversees the maintenance of the Bank’s facilities and is composed of Ronald W. Hux, Chairman, Steven W. Eline, Gary A. Harris, Emily B. Miller, Robert G. Pollokoff, Teresa L. Smack, and Paul F. Wooden, Jr. The Asset/Liability Committee, which met four times in 2024, oversees the asset and liability positioning of the Bank and is composed of Ronald W. Hux, Chairman, James R. Bosley, Jr., Gary A. Harris, and Paul F. Wooden, Jr. The Marketing Steering Committee, which met once in 2024, oversees the Bank’s marketing strategies and assists the Bank Board with strategic development and is composed of Bruce L. Schindler, Chairman, Roger D. Cassell, Gary A. Harris, Ronald W. Hux, Emily B. Miller, Robert G. Pollokoff, and Teresa L. Smack.

Director Independence

To determine whether each of the directors is independent, the Company Board has adopted the independence standards of The NASDAQ Stock Market Rules (the “NASDAQ Rules”).  The Company Board has determined that each of Roger D. Cassell, Steve W. Eline, Edward A. Halle, Jr., Ronald W. Hux, Emily B Miller, Robert G. Pollokoff, Bruce L. Schindler, Teresa L. Smack, and Paul F. Wooden, Jr., is an “independent director” as that term is defined by Rule 5605(a)(2) of the NASDAQ Rules. Each member of the Compensation Committee is an “independent director”. Each member of the Nominating Committee is an “independent director”. During his term of service, J. Lawrence Mekulski was an “independent director” as that term is defined by Rule 5605(a)(2) of the NASDAQ Rules. Each member of the Audit Committee satisfies the audit committee independence requirements of NASDAQ Rule 5605(c)(2)(A).  In determining that each of the independent directors is independent, the Company Board considered, in addition to the transactions described in the “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” section of this proxy statement, the Bank’s purchase of products from a company in which Mr. Schindler has a controlling interest, the Bank’s purchase of products from a company in which Mr. Eline has a controlling interest and the Bank’s purchase of products from a company in which Mrs. Miller has a controlling interest.

Board Leadership and Role in Risk Oversight

The Company Board has separated the positions of Chairman of the Company Board and CEO in an effort to maintain independent oversight of management. The Company Board elects from its members a Chairman who it believes will be an effective leader and who satisfies the “independent director” standards of NASDAQ Rule 5605(b)(1). The Company Board believes that this bifurcated structure best suits the Company because it helps to ensure that the Company has a strong, independent leader who can objectively review operations and the performance of management. In addition, the Company Board believes that it is important to allow the CEO to concentrate on running the day-to-day operations of the Company and the implementation of the Company Board’s policies and procedures without the added burden of also managing the Company Board.

The Company Board administers risk oversight by assigning various organizational risk oversight functions to its committees, which report to the full Company Board on a regular basis.

The Bank’s Loan Committee monitors the Bank’s credit risk in accordance with guidelines established by the Bank Board and bank regulatory agencies and is charged with approving loans made by the Bank within acceptable guidelines. The Bank’s Loan Committee also monitors the Bank’s concentrations of commercial real estate loans and the risk rating of loans.

The Audit Committee monitors compliance risk, risks related to our reputation, our internal control over financial reporting, including the internal audit function, and the performance of and reports by the Company’s independent registered public accounting firm.

The Executive Committee monitors the Bank’s market and strategic risks through its oversight of marketing and strategic initiatives, and regularly meets with the CEO, the Chief Financial Officer (the “CFO”), and the Chief Operations Officer (the “COO”) so that it may be kept apprised of the Bank’s general operating environment. The Executive Committee also helps ensure director independence through its nominating authority, and it manages compensation risk through its authority to review and recommend the Bank’s executive compensation practices and policies.

Interest rate risk, liquidity risk, and valuation risk are monitored by the Bank’s Asset Liability Committee. Credit risk and transaction risk are monitored by the Bank’s Loan Committee.

Attendance at Company Board Meetings

The Company Board held 13 meetings in 2024. Each incumbent director who served as a director during 2024 attended at least 75% of the aggregate of (i) the total number of meetings of the Company Board (held during the period served) and (ii) the total number of meetings held by all committees of the Company Board on which that person served (held during the period served).

Director Recommendations

The Nominating Committee will from time to time review and consider candidates recommended by stockholders. Stockholder recommendations should be labeled “Recommendation of Director Candidate” and be submitted in writing to: Corporate Secretary, Farmers and Merchants Bancshares, Inc., 4510 Lower Beckleysville Road, Suite H, Hampstead, Maryland 21074; and must specify (i) the recommending stockholder’s contact information, (ii) the class and number of shares of the Company’s capital stock beneficially owned by the recommending stockholder, (iii) the name, address and credentials of the candidate for nomination, (v) the number of shares of the Company’s capital stock beneficially owned by the candidate, and (iv) the candidate’s written consent to be considered as a candidate. Such recommendation must be received by the Corporate Secretary no less than 150 days nor more than 180 days before the date of the annual meeting of stockholders for which the candidate is being recommended. For purposes of this requirement, the date of the meeting shall be deemed to be on the same day and month as the annual meeting of stockholders held in the preceding year. Accordingly, a stockholder who desires to recommend a person for consideration as a director nominee for the 2026 annual meeting of stockholders (the “2026 Annual Meeting”) must submit such recommendation as provided above no earlier than October 31, 2025 and no later than November 30, 2025.

Candidates may come to the attention of the Nominating Committee from current directors, executive officers, stockholders, or other persons. The Nominating Committee does not have a formal policy under which it considers the diversity of candidates for directorship when making nomination recommendations. The Nominating Committee periodically reviews its list of candidates available to fill director vacancies and researches the talent, skills, expertise, and general background of these candidates. In evaluating candidates for nomination, the Nominating Committee uses a variety of methods and regularly assesses the size of the Company Board, whether any vacancies are expected due to retirement or otherwise, the need for particular expertise on the Company Board, and whether the Company’s market areas are adequately represented by directors. In nominating director candidates, the Nominating Committee generally seeks to choose individuals that have skills, education, experience and other attributes that will complement and/or broaden the strengths of the existing directors.

Whether recommended by a stockholder or another third party, or recommended independently by the Nominating Committee, a candidate will be selected for nomination based on his or her talents and the needs of the Company Board and the Bank Board. The Nominating Committee’s goal in selecting nominees is to identify persons that possess complementary skills and that can work well together with existing directors at the highest level of integrity and effectiveness. A candidate, whether recommended by a stockholder or otherwise, will not be considered for nomination unless he or she maintains strong professional and personal ethics and values, has relevant management experience, and is committed to enhancing financial performance. Certain board positions, such as Audit Committee membership, may require other special skills, expertise or independence from the Company.

It should be noted that a stockholder recommendation is not a nomination, and there is no guarantee that a candidate recommended by a stockholder will be approved by the Nominating Committee or nominated by the Company Board. A stockholder who is entitled to vote for the election of directors and who desires to nominate a candidate for election to be voted on at a meeting of stockholders may do so only in accordance with Section 4 of Article II of the Bylaws. For further information, see the section of this proxy statement below entitled “DIRECTOR NOMINATIONS AT THE 2026 ANNUAL MEETING”.

It should be further noted that the Bylaws specify that no person, including an incumbent director, is eligible to serve on the Company Board after the annual meeting of stockholders that immediately follows his or her 75th birthday.

Stockholder Communications with the Company Board

Stockholders may communicate with the Company Board, including the non-employee directors, by sending a letter to the Company Board, c/o Corporate Secretary, Farmers and Merchants Bancshares, Inc., 4510 Lower Beckleysville Road, Suite H, Hampstead, Maryland 21074. The Corporate Secretary will deliver all stockholder communications directly to the Company Board for consideration.

The Company believes that annual meetings of stockholders present an opportunity for stockholders to communicate directly with directors and, accordingly, expects that all directors will attend each annual meeting of stockholders. If you would like an opportunity to discuss issues directly with our directors, please consider attending the Annual Meeting. The 2024 annual meeting of stockholders was attended by 11 persons who were then serving on the Company Board.

Family Relationships Among Directors, Nominees and Executive Officers

There are no family relationships between any of our directors, director nominees or executive officers.

Policy with Respect to Hedging Transactions

The Company has not adopted any practices or policies regarding the ability of employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities (i) granted to the employee or director by the Company as part of his or her compensation or (ii) held, directly or indirectly, by the employee or director.

Insider Trading Policy

The Company has adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of shares of Common Stock by directors, officers and employees of the Company and its subsidiaries that it believes are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. A copy of the Farmers and Merchants Bancshares, Inc. Insider Trading Policy was filed as Exhibit 19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The Company has not adopted an insider trading policy governing the Company’s purchase, sale, and/or other dispositions of shares of Common Stock. Section 2-310(a) of the Maryland General Corporation Law requires the Company Board to approve any acquisition by the Company of shares of Common Stock, and it has been the Company’s policy to consult with its legal counsel prior to the Company Board’s approval of any plan or other arrangement to acquire any shares to ensure compliance with applicable laws.

DIRECTOR COMPENSATION

The following table provides information about compensation paid to or earned by the Company’s directors during 2024 who are not also named executive officers. All directors also serve on the Bank Board. Directors receive compensation only for their service to the Bank, and all such compensation is paid by the Bank. Neither the Company nor the Bank grants equity-based compensation or maintains any bonus (incentive or otherwise) or deferred compensation plans for directors.

Director Compensation

	Fees earned or	All other
	paid in cash	compensation	Total
Name	($)	($)	($)
James R. Bosley, Jr.	38,050	-	38,050
Roger D. Cassell	16,780	-	16,780
Steve W. Eline	17,150	-	17,150
Edward A. Halle, Jr.	27,220	-	27,220
Ronald W. Hux	27,172	-	27,172
J. Lawrence Mekulski (1)	6,730	16,710	23,440	(2)
Emily B. Miller	15,030	-	15,030	(2)
Robert G. Pollokoff	23,670	-	23,670	(2)
Bruce L. Schindler	39,431	-	39,431	(2)
Teresa L. Smack	14,500	-	14,500	(2)
Paul F. Wooden, Jr.	27,750	-	27,750

Notes:

(1)

J. Lawrence Mekulski's term as a director expired in April 2024. He was thereafter appointed to serve as a director emeritus. The amount reported under "All other compensation" represents the aggregate fees paid to Mr. Mekulski in 2024 for attending meetings as a director emeritus.

(2)

These directors chose to receive their compensation in the form of shares of common stock, based upon a grant date fair market value of $17,25 per share, as computed in accordance with Financial Standards Accounting Standards Codification topic 718. Mr. Mekulski received 1,359 shares, Mrs. Miller received 872 shares, Mr. Pollokoff received 1,373 shares, Mr. Schindler received 2,286 shares, and Ms. Smack received 841 shares.

In 2024, non-employee directors received $830 for each meeting of the Bank Board attended and $530 for each committee meeting attended. Director compensation is set by the entire Bank Board. Each year, the Bank Board reviews one or more independently conducted director compensation surveys provided by the Bank’s independent registered public accounting firm.

From time to time, the Boards may choose to appoint a person to serve as a director emeritus, where the Boards believe that they may benefit from such person’s experience, insight and other attributes.  A director emeritus is invited to attend all of the Boards’ meetings and to participate in the Boards’ discussions, but he or she is not entitled to vote on any matter that may come before the Boards or any of its committees.  A director emeritus is entitled to receive a cash fee for each meeting attended.  For 2024, the fee amount was $830 for board meetings and $530 for committee meetings.  These fees are paid by the Bank.

The Boards anticipate that they will appoint Paul F. Wooden, Jr. to serve as a director emeritus for a one-year term upon his retirement as a director at the conclusion of the Annual Meeting. Mr. Wooden has served on the Company Board since 2016 and on the Bank Board since 1987, and he served as Chairman of the Boards from 2015 to 2020. Through this service, along with his prior ownership of Taylor Technologies, Inc., a specialty chemical manufacturer of water testing supplies, service as Executive Director of the PFW Foundation, a 501(c)(3) nonprofit organization, and ownership of various real estate LLCs, Mr. Wooden has acquired valuable skills, experience, and knowledge about the Bank and its markets, the banking industry, and business operations in general.

The Boards anticipate that they will re-appoint J. Lawrence Mekulski to serve as a director emeritus as his current term expires at the conclusion of the Annual Meeting. Mr. Mekulski served on the Company Board for eight years and on the Bank Board (and its Loan Committee) for 14 years. In addition, Mr. Mekulski retired as a Principal of KLNB LLC, a commercial real estate services company. Through this service, Mr. Mekulski gained valuable skills and valuable experience and knowledge about the Bank and the banking industry.

The Boards anticipate that they will not reappoint Louna S. Primm to serve as a director emeritus at the end of her current term, as she desires to retire from board service. Ms. Primm’s director emeritus compensation for 2024 was $24,040.

AUDIT COMMITTEE REPORT

The Audit Committee has (i) reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2024 with the Company’s management, (ii) discussed with YHB, the Company’s independent auditors, the matters required to be discussed by the applicable requirements as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC, and (iii) received the written disclosures and the letter from YHB required by applicable requirements of the PCAOB regarding YHB’s communications with the Audit Committee concerning its independence, and discussed with YHB its independence. Based on these reviews and discussions, the Audit Committee recommended to the Company Board that the audited consolidated financial statements for the year ended December 31, 2024 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

By:	AUDIT COMMITTEE

Paul F. Wooden, Jr., Chairman Edward A. Halle, Jr. Steven W. Eline Bruce L. Schindler

EXECUTIVE OFFICERS

Information about the Company’s executive officers is set forth below. All officers serve in similar capacities at the Bank and are elected annually by, and serve at the pleasure of, the Boards.

Gary A. Harris, 54, has served as the President and CEO of the Company since January 1, 2023. Additional biographical information about Mr. Harris is discussed above under the section entitled, “QUALIFICATIONS OF DIRECTOR NOMINEES AND CURRENT DIRECTORS”.

Mark C. Krebs, 64, has served as the Treasurer and CFO of the Company since August 2016 and Executive Vice President - Chief Financial Officer of the Bank since April 2017. Mr. Krebs served as Senior Vice President - Chief Financial Officer of the Bank from January 2010 to April 2017. From November 2007 to November 2009, Mr. Krebs served as a chief financial officer or consultant at several firms. From February 2004 to August 2007, he served as Senior Vice President, Treasurer and Director of Investor Relations of Fieldstone Investment Corporation, a publicly-traded real estate investment trust. Mr. Krebs worked for American Home Mortgage, a publicly-traded real estate investment trust, and its predecessor, Columbia National, Inc., a mortgage banker and servicer, between February 1986 and January 2004 as Senior Vice President, Treasurer and Controller. Mr. Krebs started his career in 1982 with KPMG, an international accounting firm.

EXECUTIVE COMPENSATION

Officers do not receive remuneration for their service to the Company. All compensation is paid by the Bank.

The Bank Board, upon the recommendation of its Compensation Committee, establishes executive compensation each year. In recommending compensation levels, the Compensation Committee reviews annual evaluations that measure performance against previously established goals for the year. In addition, the Bank Board reviews one or more independently conducted surveys. In 2024, the Bank Board reviewed one survey prepared by the American Bankers Association. The Bank’s CEO makes compensation recommendations to the Compensation Committee for executive officers other than himself. From time to time, the Compensation Committee retains outside compensation consultants to evaluate the Bank’s executive compensation practices and plans. Neither of the Boards, nor any member of management, retained a compensation consultant to provide advice with respect to the compensation paid to executives or directors in 2024.

The following table sets forth, for each of the last two calendar years (which were also the Company’s last two fiscal years), the total remuneration awarded to, earned by, or paid to (i) any person who served as the Company’s principal executive officer at any time during 2024, (ii) the Company’s two most highly compensated executive officers other than the principal executive officer who were serving as such as of December 31, 2024 and whose total compensation (excluding above-market and preferential earnings on nonqualified deferred compensation) exceeded $100,000 during 2024, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing item (ii) had they been serving as executive officers of the Company as of December 31, 2024 (the principal executive officer(s) and such other persons are referred to as the “named executive officers”). For this purpose, the term “executive officer” includes any executive officers of the Company or the Bank who performs a policy making function for the Company. The Company has determined that the named executive officers for purposes of this proxy statement include Gary A. Harris, Mark C. Krebs, and Christopher T. Oswald, who retired as the Senior Vice President and Chief Operations Officer on August 19, 2024. In calendar years 2024 and 2023, executive compensation included annual base salary, nonequity incentive bonus plan compensation, income related to the Bank’s employee benefit plans, and, for Mr. Harris, the grant of equity compensation.

SUMMARY COMPENSATION TABLE

				Nonequity
				incentive
			Stock	plan	All other
			Award	compensation	compensation	Total
Name and principal position	Year	Salary ($)	($)(2)	($)(3)	($)(4) - (6)	($)
Gary A. Harris, President (1)	2024	311,250	-	29,657	121,546	462,453
	2023	300,000	92,690	71,755	123,703	588,148

Mark C. Krebs, Treasurer/CFO	2024	222,474	-	17,844	46,573	286,891
	2023	214,432	-	41,740	47,627	303,799

Christopher T. Oswald, SVP/COO	2024	142,704	-	11,000	60,851	214,555
	2023	209,134	-	41,740	79,154	330,028

Notes:

(1)	Mr. Harris also serves on the Company Board and the Bank Board but does not receive any director’s fees for such service.
(2)

Amount represents the aggregate grant date fair value of 2,000 fully-vested shares of Common Stock and 3,000 shares of Common Stock that may be issued pursuant to restricted stock units (“RSUs”). One-third of the RSUs which vested on September 22, 2024, one-third will vest on September 22, 2025, and one-third will vest on September 22, 2026, provided that, in each case, Mr. Harris is employed and in good standing with the Company on the applicable vesting date. The aggregate grant date fair value was computed in accordance with FASB ASC Topic 718.

(3)	Amounts shown were paid under the bonus program discussed below.
(4)

For Mr. Harris, the amounts include matching contributions of $13,800 in 2024 and $13,200 in 2023 to the Bank’s 401(k) plan, imputed income of $1,242 in 2024 and $1,104 in 2023 attributable to the premium paid for group term life insurance coverage in excess of $50,000, and imputed income of $106,504 in 2024 and $109,399 in 2023 attributable to the economic value of accrued benefits under his supplemental executive retirement agreement discussed below. Mr. Harris did not receive any of the accrued benefits under his supplemental executive retirement agreement in 2023 or 2022 because the payment thereof is conditioned on the occurrence of a separation from service or Mr. Harris reaching a certain age.

(5)

For Mr. Krebs, the amount includes matching contributions of $10,681 in 2024 and $10,797 in 2023 to the Bank’s 401(k) plan, $1,800 in 2024 and $1,800 in 2023 for medical insurance coverage foregone at his election, and imputed income of $3,128 in 2024 and $3,002 in 2023 attributable to the premium for group term life insurance coverage in excess of $50,000. Also included is imputed income of $30,964 in 2024 and $31,779 in 2023 attributable to the economic value of accrued benefits under his performance driven retirement plan agreement discussed below. Mr. Krebs did not receive any of these accrued benefits in 2024 or 2023 because the payment thereof is conditioned on the occurrence of a separation from service or Mr. Krebs reaching a certain age.

(6)

For Mr. Oswald, the amounts include matching contributions of $7,818 in 2024 and $11,111 in 2023 to the Bank’s 401(k) plan, imputed income of $600 in 2024 and $570 in 2023 attributable to the economic value of his benefits under the bank owned life insurance plan discussed below, imputed income of $2,028 in 2024 and $2,922 in 2023 attributable to the premium paid for group term life insurance coverage in excess of $50,000, payment of unused vacation at his retirement of $1,147 in 2024, a retirement bonus of $44,733 in 2024, imputed income of $4,525 in 2024 and $64,550 in 2023 attributable to the economic value of accrued benefits under his supplemental executive retirement agreement.

Employment Arrangements

Executive officers are appointed by the Company Board and the Bank Board annually and are employed on an at-will basis. No executive officer is a party to any written employment agreement with the Company or the Bank. Each executive officer is paid a base salary, participates in a bonus program, is eligible to receive awards under the Farmers and Merchants Bancshares, Inc. 2023 Equity Compensation Plan (the “Equity Plan”), and participates in various employee benefit plans and programs to the extent the executive officer qualifies for such participation under the terms and conditions of the benefit plans, including the Bank’s 401(k) profit sharing plan. Any employee, including an executive officer, may elect to waive coverage under the Bank’s health insurance plan, in which case he or she will be entitled to receive an amount in cash equal to $150 for each month the employee did not participate in the Bank’s health insurance plan. Messrs. Harris and Oswald are additionally eligible to receive benefits under the Bank’s bank-owned life insurance (“BOLI”) plan and Supplemental Executive Retirement Plan Agreements, as described below. Messrs. Harris and Krebs are eligible to receive benefits under Severance Agreements under certain circumstances, as described below, and Mr. Krebs is additionally eligible to receive benefits under a Retirement Agreement under certain circumstances, as described below.

Base salary for each executive is set annually by the Bank Board, upon the recommendation of its Compensation Committee. The 2025 salary levels for the named executive officers have been set at $322,922 for Mr. Harris and $230,817 for Mr. Krebs.

Bonus Program

The Bank Board has implemented a bonus program under which certain officers are entitled to share each year in a bonus pool the amount of which is based on the Bank’s net income for that year. Participation is available to the CEO, President, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, other than Senior Vice Presidents and Vice Presidents who are involved in lending activities. The bonus pool amount is determined as follows:

Net Income (in millions)			Bonus Pool	Bonus Pool Range
Less than	$4.50		0.00% of Net Income	$0
$4.50	to	$5.25	2.20% of Net Income	$99,000	-	$115,500
$5.25	to	$6.00	2.75% of Net Income	$144,375	-	$165,000
$6.00	to	$6.75	3.30% of Net Income	$198,000	-	$222,750
$6.75	to	$7.50	3.85% of Net Income	$259,875	-	$288,750
$7.50	to	$8.25	4.37% of Net Income	$327,750	-	$360,525
Over	$8.25		4.9% of Net Income	$404,250+

 There is no formula for determining how much of the pool is paid to a particular officer. Rather, the amount for each officer is recommended by the Compensation Committee and approved by the Bank Board. For 2024, the percentages of the pool paid to Messrs. Harris and Krebs were 28.32% and 17.04%, respectively. Mr. Oswald did not receive a bonus under this program for 2024, although the Bank Board did grant him a discretionary bonus of $55,733 in connection with his retirement. For 2023, the percentages of the pool paid to Messrs. Harris, Krebs, and Oswald were 26.99%, 15.70%, and 15.70%, respectively. These bonus amounts are shown in the Summary Compensation Table above under the heading “Nonequity incentive plan compensation”.

Equity Compensation Plan

The Company Board adopted the Equity Plan on July 17, 2023. The Equity Plan authorizes the grant of various forms of incentive awards, including stock awards (both fully-vested and restricted), restricted stock units, and performance awards, to non-employee directors, employees, and consultants of the Company and its subsidiaries with respect to up to 30,000 shares of Common stock (subject to adjustment as provided in the Equity Plan). The Company Board or one of its committees will administer the Equity Plan (the “Administrator”). The Administrator has full and exclusive power to, among other things: (i) approve the forms of award agreements for use under the Equity Plan; (ii) determine the employees, non-employee directors and consultants to whom awards may be granted under the Equity Plan; (iii) determine the type, number of shares or dollar amounts, and terms of the awards to be granted to each participant, including whether and the terms upon which awards that have not vested may be retained following the termination of a participant’s service with the Company; (iv) determine the time when the awards will be granted and the duration of any applicable restriction or vesting period; (v) accelerate the vesting or payment of any outstanding award notwithstanding any vesting or payment date set forth in the related award agreement; (vi) amend the terms of any previously issued award, subject to certain limitations contained in the Equity Plan; (vii) adopt and rescind rules and regulations separate from the Equity Plan that set forth specific terms and conditions for awards; and (viii) deal with any other matters arising under the Equity Plan.

Each award will be reflected in an agreement between the Company and the participant, will be subject to the applicable terms and conditions of the Equity Plan and any rules and regulations adopted under the Equity Plan, and may also be subject to other terms and conditions contained in the award agreement consistent with the Equity Plan that the Administrator deems appropriate, including restrictions on vesting and provisions related to settlement in the event of a participant’s death, disability or termination of service. The provisions of the various award agreements entered into under the Equity Plan do not need to be identical.

In the event of a Change in Control (as defined in the Equity Plan), each outstanding award will be treated as the Administrator determines without a participant’s consent, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding entity (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such Change in Control; (iii) outstanding awards will vest and become realizable or payable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such Change in Control; (iv) (A) the termination of an award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the realization of the participant’s rights as of the date of the occurrence of the Change in Control (and, for the avoidance of doubt, if as of the date of the occurrence of the Change in Control the Administrator determines in good faith that no amount would have been attained upon the realization of the participant’s rights, then such award may be terminated by the Company without payment), or (B) the replacement of such award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. Notwithstanding the foregoing, with respect to awards granted to an Outside Director (as defined in the Equity Plan) while such individual was an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the participant’s status as a director or a director of the successor entity, as applicable, is terminated other than upon a voluntary resignation by the participant (unless such resignation is at the request of the successor entity), then all restrictions on restricted shares and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable award agreement or other written agreement authorized by the Administrator between the participant and the Company or any of its affiliates, as applicable.

During 2023, the Administrator granted to Mr. Harris (i) 2,000 fully-vested shares of Common Stock having an aggregate grant date fair value of $38,250 and (ii) time-vesting RSUs with respect to 3,000 shares of Common Stock having an aggregate grant date fair value of $54,440.

Outstanding Equity Awards

The following table shows information regarding all unvested equity awards held by the named executive officers at December 31, 2024. All awards were granted under the Equity Plan and are subject to forfeiture until vested.

Stock Awards
Executive Officer	Grant Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
Gary A. Harris President & CEO	10/24/2023	2,000	$41,020	(2)

Notes:

(1)	The aggregate market value is based upon the closing market price of $20.51 per share on December 31, 2024, which was the last trading day in 2024 on which a reported sale occurred.
(2)

This line item relates to time-vesting RSUs. One-third of the RSUs vested on September 22, 2024, one-third will vest on September 22, 2025, and one-third will vest on September 22, 2026, provided that, in each case, Mr. Harris is employed and in good standing with the Company on the applicable vesting date.

Profit Sharing Plan

The Bank has a profit sharing plan that qualifies under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “IRC”). All employees age 21 or older with six months of service are eligible to participate in the plan. The Bank matches employee contributions up to 4% of total compensation and may make additional optional contributions. Employee and employer contributions are 100% vested when made.

Bank-Owned Life Insurance Plan Benefits

To attract and retain key employees, the Bank implemented a BOLI plan in 2002 to provide benefits to the named beneficiaries of certain officers of the Bank, including Messrs. Harris and Oswald. Mr. Krebs is not a participant in the BOLI plan.

Beginning in 2002, the Bank has invested in life insurance policies covering 18 officers, including Messrs., Harris and Oswald.  The acquisition of Carroll Community Bank in 2020 added life insurance policies for 14 former Carroll officers. Although the Bank owns these policies, including the cash surrender values of the policies, the Bank currently intends to assign a portion of the death benefits payable under these policies to the covered executive’s estate at the time of his or her death, whether or not he or she is employed at the time of his death, unless the covered executive's employment was terminated for cause prior to his death.  The amount of the portion to be assigned to a particular executive's estate will depend on the reason that such executive's employment was terminated at or prior to death.  The aggregate cash surrender value of these policies at December 31, 2024 was $15,324,417.

The amounts of the benefits that could have been paid to the beneficiaries of Mr. Harris in connection with these policies as of December 31, 2024 is as follows:

Name	Payment Trigger	Estimated BOLI Benefits
Mr. Harris	Death	$50,000

Mr. Oswald	Death	$527,326

Group Term Life Insurance

The Bank provides group term life insurance coverage to all Bank employees, including each of the named executive officers. For federal tax purposes, employees recognize imputed income each year on the amount of premiums paid by the Bank for the portion of insurance in excess of $50,000.

Supplemental Executive Retirement Agreements

The Bank entered into Supplement Executive Retirement Agreements with Mr. Harris in August 2022. This agreement, which is administered by the Company Board or one of its committees, is intended to provide deferred cash compensation to the executive officer under certain circumstances, including upon a Separation from Service (as defined in the agreements) other than for Cause (as defined in the agreements).

Mr. Harris’ agreement (the “Harris SERP Agreement”) provides for the following benefits:

●

Retirement Benefit. Mr. Harris will be entitled to an annual cash benefit for 20 years if he suffers a Separation from Service after reaching the retirement age of 65. The amount of this benefit will be equal to 35% of the average of Mr. Harris’ three highest base salaries for the three-year period preceding the date on which the payment obligation is triggered, including the year in which the Separation of Service occurs. This benefit will be paid in 12 equal monthly installments commencing in the month that follows the month in which the Separation of Service occurs.

●

Early Termination Benefit. If Mr. Harris suffers a Separation from Service that constitutes an Early Termination, then he will be entitled to receive the Accrued Benefit, which will be paid over 20 years in equal monthly installments commencing in the month that follows the month in which the Separation of Service occurs, with interest credited on the unpaid balance at the Discount Rate (as defined in the Harris SERP Agreement) in effect at the time of the Separation from Service. The term “Early Termination” means a Separation from Service that occurs prior to Mr. Harris reaching the age of 65 and not within 24 months of a Change in Control (as defined in the Harris SERP Agreement). The term “Accrued Benefit” means the dollar value of the liability that should be accrued by the Bank, under Generally Accepted Accounting Principles (“GAAP”), for the Bank’s obligation to Mr. Harris under the Harris SERP Agreement, calculating by applying Financial Accounting Standards Board’s Accounting Standards Codification 710-10 and the Discount Rate.

●

Disability Benefit. If Mr. Harris suffers a Disability (as defined in the Harris SERP Agreement) prior to reaching the age of 65, then he will be entitled to receive the Accrued Benefit, which will be paid over 20 years in equal monthly installments commencing in the month that follows the month in which the Disability occurs, with interest credited on the unpaid balance at the Discount Rate (as defined in the Harris SERP Agreement) in effect at the time the Disability occurs.

●

Change in Control Benefit. If a Change in Control (as defined in the Harris SERP Agreement) occurs and, prior to reaching the age of 65, Mr. Harris suffers a Separation from Service within 24 months of such Change in Control, then Mr. Harris will be entitled to receive cash in an amount equal to the present value of a 20-year payment stream equal to 35% of the average of Mr. Harris’ three highest base salaries for the three-year period preceding the date on which the payment obligation is triggered, including the year in which the Separation of Service occurs, calculated using a 4.0% discount rate. This benefit will be paid over five years in equal monthly installments commencing in the month that follows the month in which the Separation from Service occurs, with interest credited on the unpaid balance at an annual rate of 4%, compounded monthly. Notwithstanding the foregoing, if the payment of the benefit would cause any portion of it to constitute an excess parachute payment under Section 280G of the IRC, then that portion would be forfeited and not paid.

●

Death Benefit. If Mr. Harris dies prior to a Separation from Service, then his designated beneficiaries will be entitled to cash in an amount equal to the greater of (i) the Accrual Benefit and (ii) $2,127,275. This benefit will be paid in a single lump sum during the month that follows the month in which Mr. Harris dies.

●

Benefit Upon Termination of the SERP Agreement. If the Bank terminates the Harris SERP Agreement (i) in connection with a Change in Control following the commencement of benefit payments under the Harris SERP Agreement; (ii) upon its dissolution or in connection with its bankruptcy; or (iii) in connection with the termination of all other compensatory arrangements that would be aggregated with the Harris SERP Agreement pursuant to Section 409A of the IRC (to the extent that Mr. Harris participated in such other arrangements), then, subject to certain conditions specified in the Harris SERP Agreement, including compliance with Section 409A of the IRC, Mr. Harris will be entitled to the Accrued Benefit. If the Bank terminates the Harris SERP Agreement in connection with a Change in Control before the commencement of benefit payments, then Mr. Harris will be entitled to the CiC Benefit.

The Harris SERP Agreement provides that, subject to certain exceptions, Mr. Harris will forfeit any undistributed benefits in the event that he engages in certain activities that compete with the Bank, interferes with certain of the Bank’s employee and/or customer relationships, or improperly divulges the Bank’s confidential information.

Mr. Oswald’s agreement (the “Oswald SERP Agreement”) provides for benefits under circumstances similar to the Harris SERP Agreement, but he retired on August 19, 2024 and is therefore entitled only to an annual cash benefit for 20 years equal to 35% of the average of his three highest base salaries for the three-year period preceding the date on which the payment obligation was triggered, including the year in which he experienced Separation of Service. This benefit will be paid in 12 equal monthly installments commencing within 90 days of the triggering event. After his retirement and before December 31, 2024, Mr. Oswald received $24,429 under his supplemental executive retirement agreement.

The following table sets forth the current amounts that could be paid to Mr. Harris under each of the situations described above and that will be paid to Mr. Oswald, calculated as of December 31, 2024.

	Normal Retirement Benefit		Early Involuntary Termination Benefit	Early Voluntary Termination Benefit	Disability Benefit	CIC Benefit	Death Benefit	Benefit Upon Termination of Agreement
Mr. Harris	$154,923	(a)	$21,148	$21,148	$21,148	$314,233	$272,193	$2,127,275
Mr. Oswald	$73,287	(b)	n/a	n/a	n/a	n/a	n/a	n/a

If benefit payments have begun and an executive dies before all payments have been made, then the Bank will distribute the remaining benefits to the executive’s designated beneficiaries, at the same times and in the same manner as if the executive had not died. If an executive becomes entitled to benefits but dies before payments begin, then the Bank will pay the benefits, in a single lump sum on the first day of the fourth month following death, to the executive’s designated beneficiaries.

No benefits will be paid if an executive’s employment is terminated by the Bank for cause or if he is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act. Additionally, no benefit will be paid to the extent it constitutes an excess golden parachute payment under Section 280G of the IRC or is determined to be a prohibited golden parachute payment pursuant to 12 C.F.R. § 359.2. Because, both the Harris SERP Agreement and the Harris Severance Agreement (as defined below) were in effect as of December 31, 2024, the total amount due under those agreements upon a Change in Control followed by a Separation from Service would have been reduced, in the aggregate, by approximately $310,977 to prevent the sum of those payments from constituting an excess parachute payment under Section 280G of the IRC.

The timing of the distribution of some or all of the foregoing benefits may be subject to a six-month waiting period under Section 409A of the IRC to the extent the executive is considered to be a “specified employee” of the Company. Section 409A of the IRC places restrictions on the ability of the Bank and/or the executives to change the form or timing of the payment of the benefits, and the Harris SERP Agreement and the Oswald SERP Agreement provide that any such change must be consistent with the requirements and limitations of Section 409A of the IRC. Notwithstanding the foregoing, if an executive becomes subject to tax on the benefits that could be paid under the Harris SERP Agreement or the Oswald SERP Agreement, then the Bank may, subject to the requirements of Section 409A of the IRC, make a limited distribution to the executive to cover such taxes. Any such distribution will reduce the benefits that are otherwise payable under the Harris SERP Agreement and the Oswald SERP Agreement.

To help fund the foregoing payment obligations, the Bank invested in life insurance policies in 2011 on the life of Mr. Oswald and in 2022 on the life of Mr. Harris.

Performance Driven Retirement Plan Agreement

On November 17, 2015, the Bank and Mr. Krebs entered into a Performance Driven Retirement Plan Agreement (the “Retirement Agreement”) to provide cash benefits to Mr. Krebs following his Separation of Service (as defined in the Retirement Agreement), his Disability (as defined in the Retirement Agreement), his death, or a Change in Control (as defined in the Retirement Agreement). The Retirement Agreement requires the Bank to establish a general ledger “account” for Mr. Krebs’ benefit that will be credited from time to time with cash contributions and interest thereon (the “Deferral Account”).

On the effective date of the Retirement Agreement, the Bank made an initial contribution of $5,565 to the Deferral Account. Thereafter, on the first day of each month during each Plan Year (as defined in the Retirement Agreement) that Mr. Krebs is employed, the Bank is required to make a contribution equal to 0.833% of Mr. Krebs’ Base Salary (as defined in the Retirement Agreement). The Bank will not be required to make monthly contributions during a Plan Year, however, if the Return on Equity (as defined in the Retirement Agreement) for the immediately preceding Plan Year is less than 6.25%. In the event of a Change in Control, the Bank is required to make a contribution to the Deferral Account in an amount determined by multiplying (i) 300% of Mr. Krebs’ then-current Base Salary by (ii) the average percentage of Base Salary contributed to the Deferral Account by the Bank during the three Plan Years that immediately preceded the Change in Control. The Bank Board may choose to make additional contributions to the Deferral Account at any time if it determines that such contributions would be in the best interest of the Bank. During each Plan Year prior to the earliest to occur of Mr. Krebs’ Disability, death or Separation from Service, interest on the balance of the Deferral Account will be credited at an annual rate equal to 67% of the Return on Equity for the prior Plan Year, provided that in no event will the annual rate of interest be less than 0.0% nor more than 10.0%. Except when Mr. Krebs is receiving the Early Retirement Benefit (defined below), interest on the balance of the Deferral Account will be credited following the commencement of distributions at an annual rate equal to the 20 Year Moody’s AA Corporate bond index less 0.25%, based on the Moody’s yield on the first business day of the Plan Year.

Subject to waiting periods and other restrictions that may be imposed by applicable law, including Section 409A of the IRC, distributions from the Deferral Account will be made in one of the following manners (each of which is exclusive of the other manners):

●

Commencing the month following (i) a Separation from Service that occurs after the date on which Mr. Krebs reaches 65 years of age (“Normal Retirement Age”) or (ii) Mr. Krebs’ Disability prior to Normal Retirement Age, the Deferral Account will be distributed in 120 equal monthly installments; or

●	Commencing the month following a Separation from Service that occurs prior to Mr. Krebs reaching Normal Retirement Age, the Deferral Account will be distributed in 36 equal monthly installments; or

●

Following a Change in Control that occurs while Mr. Krebs is employed (and whether or not he also experiences a Separation from Service), the Deferral Account will be paid in one lump sum within 30 days after the Change in Control; or

●

If Mr. Krebs dies while employed, then Mr. Krebs’ designated beneficiaries will receive a lump sum payment, within 90 days of his death, in an amount equal to the greater of (i) $273,051 and (ii) the Deferral Account balance.

The Retirement Agreement permits the Bank Board to agree to make early “Hardship Distributions” under limited circumstances. As a general rule, distributions may not be accelerated for any reason. Certain restrictions apply to any amendment to the Retirement Agreement that would change the timing or form of payment.

Mr. Krebs will forfeit his right to receive the amount in the Deferral Account if the Bank terminates his employment for Cause (as defined in the Retirement Agreement). In addition, Mr. Krebs will forfeit his right to receive the amount in the Deferral Account if he engages in certain competitive activities described in the Retirement Agreement. Finally, in the event that any distribution would be treated as an “excess golden parachute payment” under Section 280G of the IRC, such distribution will be reduced to the extent necessary to avoid that characterization, and Mr. Krebs will forfeit the excess portion of that distribution.

At December 31, 2024, the balance of the Deferral Account was $273,051. As of December 31, 2024, the gross amount to which Mr. Krebs would have been entitled under the Retirement Agreement in connection with a Change in Control is approximately $339,766. Because, however, both the Retirement Agreement and the Severance Agreement were in effect as of December 31, 2024, Mr. Krebs would have received approximately $67,162 under the Retirement Agreement in connection with a Change in Control as of such date because the balance would have constituted an “excess golden parachute payment” under Section 280G of the IRC.

Severance Agreements

The Company and Mr. Harris are parties to a Change in Control Severance Agreement (the “Harris Severance Agreement”) pursuant to which Mr. Harris will be entitled to receive a lump sum cash payment equal to 2.99 times his then-current annual base salary rate if the Company terminates his employment without Cause (as defined in the Harris Severance Agreement) or if he terminates his employment for Good Reason (as defined in the Harris Severance Agreement) within 12 months of a Change in Control (as defined in the Severance Harris Agreement), subject to any reduction necessary to ensure that such severance payment would not trigger the excise tax under Section 4999 of the Code. Mr. Harris’ entitlement to the severance payment would be conditioned on his execution, delivery, and non-revocation of a separation agreement and general release pursuant to which, among other things, he must agree to customary business protection and non-disparagement covenants for a period of two years following the termination of his employment.

As of December 31, 2024, Mr. Harris’ “base amount” was $325,681 and the gross amount to which Mr. Harris would have been entitled under the Severance Agreement as of such date is approximately $973,787. Because, however, both the Harris SERP Agreement and the Harris Severance Agreement were in effect as of December 31, 2024, the total amount due under those agreements upon a Change in Control followed by a Separation from Service would have been reduced, in the aggregate, by approximately $310,977 to prevent the sum of those payments from constituting an excess parachute payment under Section 280G of the IRC.

The Bank and Mr. Krebs are parties to a Severance Agreement, dated as of February 19, 2013, that was amended by a First Amendment to Severance Agreement on November 15, 2021 (collectively, the “Krebs Severance Agreement”). The term of the Krebs Severance Agreement will automatically renew for successive one-year periods for so long as Mr. Krebs continues to be elected as an officer of the Bank. The Krebs Severance Agreement provides that Mr. Krebs will be entitled to a severance payment if (i) he terminates his employment in connection with or within 30 days of a Change in Control (as defined in the Krebs Severance Agreement); (ii) he terminates his employment for Good Reason (as defined in the Krebs Severance Agreement) within 12 months of a Change in Control; or (iii) the Bank terminates his employment without Just Cause (as defined in the Krebs Severance Agreement) within 12 months of a Change in Control. The amount of the severance payment would be 2.99 times Mr. Krebs’ then-current “base amount” (as defined in Section 280G of the IRC) less the sum of all other “parachute payments” (as defined in Section 280G of the IRC) to which Mr. Krebs is entitled on account of the Change in Control.

As of December 31, 2024, Mr. Krebs’ “base amount” was $240,058 and the gross amount to which Mr. Krebs would have been entitled under the Krebs Severance Agreement as of such date is approximately $717,772. Because, however, both the Retirement Agreement and the Krebs Severance Agreement were in effect as of December 31, 2024, Mr. Krebs would have received approximately $650,611 under the Krebs Severance Agreement in connection with a Change in Control as of such date to give effect to the payment due under the Retirement Agreement, which would be considered a “parachute payment” under Section 280G of the IRC.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid to our principal executive officer (the “PEO”) and the other named executive officers (the “Non-PEO named executive officers”) and certain financial performance metrics of the Company using a methodology that has been prescribed by the SEC.

Pay Versus Performance
Year(s)	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO (1)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Compensation Actually Paid to Non-PEO Named	Value of Initial Fixed $100 Investment Based On:	Net Income
(a)	(b)	(c)	(2) (d)	Executive Officers (2)(3) (e)	Total Shareholder Return (f)	(g)
2024	$462,453	$468,403	$250,723	$250,723	$99	$4,277,703
2023	588,148	586,208	316,914	316,914	85	6,418,337
2022	426,348	426,348	396,441	396,441	103	8,090,127

Notes:

(1)

For 2024, Gary A. Harris was the PEO used for purposes of calculating the amounts set forth in column (c). For 2022, James R. Bosley, Jr. was the PEO used for purposes of calculating the amounts set forth in column (c).

(2)

For 2024 and 2023, Mark C. Krebs and Christopher T. Oswald were the non-PEO named executive officers used for purposes of calculating the amounts set forth in column (e). For 2022, Gary A. Harris and Christopher T. Oswald were the non-PEO named executive officers used for purposes of column (e). Mr. Oswald retired on August 19, 2024 and his salary listed in the summary compensation table for 2024 reflects the amount paid through such date. Had Mr. Oswald been employed through December 31, 2024, the amounts shown for 2024 in columns (d) and (e) of this table would both have been (after annualizing Mr. Oswald’s salary) $298,240.

(3)

The dollar amounts reported above for the PEO under “Compensation Actually Paid to PEO” and for the Non-PEO named executive officers under “Average Compensation Actually Paid to Non-PEO Named Executive Officers” represent the amounts actually paid to the PEO and the Non-PEO named executive officers, respectively, as computed in accordance with Item 402(v) of Regulation S-K. These amounts do not reflect the actual amounts of compensation earned by or paid to the PEO or the average of the actual amounts of compensation earned by or paid to the Non-PEO named executive officers during the applicable years. Rather, in accordance with the requirements of Item 402(v) of Regulation S-K, these amounts reflect the amounts reported in the Summary Compensation Table (“SCT”), except that the amounts reported for 2024 have been adjusted as follows:

	2024	2024
	PEO	Non-PEO (Average)
SCT Total Comp	$462,453	$250,723

Subtract: Grant date fair value of equity awards granted during the covered year	-	-

Add: Fair value as of end of covered year of equity awards granted during covered year that were outstanding and unvested as of end of covered year	-	-

Add: Change in fair value from end of prior year to end of current year for equity awards granted in prior years that were outstanding and unvested at end of current year	$6,020	-

Add: Fair value as of vesting date of equity awards that were granted and vested in same year	-	-

Add: Change in fair value from end of prior year to vesting date of equity awards granted in prior years that vested in covered year	$(1,750)

Subtract: Fair value at end of prior year of equity awards granted in prior years that failed to vest (forfeited) in covered year	-	-

Add: Dollar amount of dividends or other earnings paid on equity awards in covered year prior to vesting date that are not included in total compensation for covered year	$1,680	-

Compensation Actually Paid	$468,403	$250,723

The graphs below describe the relationship between pay and performance by comparing compensation actually paid to our PEO and the average actual compensation paid to our Non-PEO named executive officers to our cumulative total shareholder return (TSR) and our net income for each of the last three fiscal years. As noted above, readers are reminded that Mr. Oswald retired on August 19, 2024; accordingly, the following graphs are based on the compensation that Mr. Oswald actually received through his retirement date and not on the compensation (annualized) that he would have received had he been employed through December 31, 2024.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following paragraphs discuss related party transactions that occurred thus far in 2025 and during 2024 and 2023, as well as related party transactions that are contemplated during the remainder of 2025 (other than compensation paid or awarded to the Company’s directors and executive officers that is discussed above). For this purpose, the term “related party transaction” is generally defined as any transaction (or series of related transactions) in which (i) the Company or any of its subsidiaries is a participant, (ii) the amount involved exceeds the lesser of (a) $120,000 or (b) 1.0% of the Company’s average total assets at year-end for the last two completed fiscal years, and (iii) any director, director nominee or executive officer of the Company or any person who beneficially owns more than 5% of the outstanding shares of the Company’s common stock (and the immediate family members and affiliates of the foregoing) has a direct or indirect interest. The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to the Company and its subsidiaries.

Thus far in 2025 and during 2024 and 2023, the Company, through the Bank, had banking transactions in the ordinary course of its business with the Company’s directors, executive officers and immediate family members and affiliates of the foregoing. All of these transactions were substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with persons who are not related to the Company and its subsidiaries. When made, the extensions of credit to these persons by the Bank did not involve more than the normal risk of collectability or present other unfavorable features.

The Company and the Bank have procedures in place to help ensure that the Company and the Bank comply with all legal requirements applicable to related party transactions. Among other procedures, the Audit Committee and/or the Bank’s Loan Committee must review and approve transactions with directors, executive officers and/or their respective related interests and submit such transactions to the full Boards for approval. This review is intended to ensure compliance with Regulation O, which imposes requirements for extensions of credit to directors and executive officers, Sections 23A and 23B of the Federal Reserve Act, which governs transactions between the Bank and its affiliates, and Section 5-512 of the Financial Institutions Article of the Annotated Code of Maryland, which limits, and requires periodic review and approval of, extensions of credit to directors and executive officers.

RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 2)

At the Annual Meeting, stockholders will be asked to ratify the Audit Committee’s appointment of YHB as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. YHB has served as the Company’s independent registered accounting firm since July 2021. YHB has advised the Audit Committee and the Company Board that neither it nor any of its partners or associates has any direct financial interest in or any connection with the Company or the Bank other than as the independent registered public accounting firm. A representative of YHB is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

The Company Board recommends that stockholders vote “FOR” the ratification of the appointment of YHB as the Company’s independent registered public accounting firm for 2025.

Because your vote is advisory, it will not be binding upon the Audit Committee, overrule any decision made by the Audit Committee, or create or imply any additional fiduciary duty by the Audit Committee. The Audit Committee may, however, take into account the outcome of the vote when considering future auditor appointments.

AUDIT FEES AND SERVICES

The following table shows the fees billed to the Company for the audit and other services provided by YHB for 2024 and 2023.

	FY 2024	FY 2023
Audit Fees	$109,300	$120,425
Audit-Related Fees	-	-
Tax Fees	11,925	12,128
All Other Fees	-	-
Total	$120,725	$132,553

Audit Fees for 2024 and 2023 include fees associated with the annual audits of the Company’s consolidated financial statements and Forms 10-K for those years and fees associated with the reviews of the Company’s Quarterly Reports on Form 10-Q. Audit fees for 2023 include fees associated with the review of the Company’s Registration Statement on Form S-8 relating to the Equity Plan.

Tax Fees for 2024 and 2023 include charges primarily related to tax return preparation and audit and tax consulting services.

The Audit Committee has reviewed summaries of the services provided by YHB and the related fees and has determined that the provision of non-audit services was compatible with maintaining their independence.

It is the Audit Committee’s policy to pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(l)(B) of the Exchange Act, which, when needed, are approved by the Audit Committee prior to the completion of the independent registered public accounting firm’s audit. All of the 2024 and 2023 services described above were pre-approved by the Audit Committee.

DELINQUENT SECTION 16(a) REPORTS

Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder, the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Common Stock, are required to file certain reports regarding their ownership of common stock with the SEC. Based solely on a review of copies of such reports and amendments thereto filed electronically with the SEC during the year ended December 31, 2024, or written representations that no reports were required, the Company believes that no person who served as an executive officer or director of the Company or who beneficially owned more than 10% of the Common Stock during the year ended December 31, 2024 failed to timely file any report required to be filed by Section 16(a) during 2024 or any prior year except that Roger D. Cassell filed one late Form 4 relating to a purchase of Common Stock in 2024, Emily B. Miller filed one late Form 4 relating to a purchase of Common Stock in 2024, and J. Lawrence Mekulski filed one late Form 4 relating to a purchase of Common Stock in 2024.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

A stockholder who desires to present a proposal pursuant to Rule 14a-8 under the Exchange Act to be included in the proxy statement for, and voted on by the stockholders at, the 2026 Annual Meeting must submit such proposal in writing, including all supporting materials, to the Company at its principal office no later than November 24, 2025 (120 days prior to the anniversary of the date this year’s proxy statement was released to stockholders in connection with the Annual Meeting) and meet all other requirements for inclusion in the proxy statement.

A stockholder who intends to present a proposal for business to be considered at the 2026 Annual Meeting but does not seek inclusion of that proposal in the Company’s proxy statement for such meeting must comply with Section 8 of Article I of the Bylaws, which requires, among other things, that the stockholder deliver written notice of the proposal to the Secretary of the Company at the principal executive offices no earlier than October 31, 2025 (180 days prior to the first anniversary of the Annual Meeting) and no later than December 30, 2025 (120 days prior to the first anniversary of the Annual Meeting), provided that in the event that the date of the 2026 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the Annual Meeting, notice by the stockholder must be so delivered not earlier than the 90th day prior to the 2026 Annual Meeting and not later than the close of business on the later of the 60th day prior to the 2026 Annual Meeting or the 10th day following the date on which public announcement of the date of the 2026 Annual Meeting is first made.

If notice of a stockholder proposal is not timely received, then the proposal will be disregarded and/or proxies will be authorized to exercise discretionary authority with respect to the proposal.

DIRECTOR NOMINATIONS AT THE 2026 ANNUAL MEETING

A stockholder who desires to nominate a person for election to the Company Board at the 2026 Annual Meeting must deliver or mail written notice of an intent to make such nomination to the Chairman of the Company Board or the President of the Company in accordance with Section 4 of Article II of the Bylaws no earlier than October 31, 2025 (180 days prior to the first anniversary of the Annual Meeting) and no later than November 30, 2025 (150 days prior to the first anniversary of the Annual Meeting).

DEADLINE FOR SUBMITTING NOTICE OF INTENT TO SOLICIT PROXIES IN CONNECTION WITH THE 2026 ANNUAL MEETING

A stockholder who intends to solicit proxies at the 2026 Annual Meeting in support of one or more director nominees other than the Company’s nominees must provide the Company with notice of such intention in accordance with Rule 14a-19 promulgated under the Exchange Act, unless the information required by the notice has been provided in a preliminary or definitive proxy statement previously filed by such stockholder. To be deemed timely, the notice must (i) be postmarked or transmitted electronically to the Company at its principal executive office no later than March 2, 2026 (60 calendar days prior to the anniversary of the 2026 Annual Meeting, or the next business day if the 60th calendar day falls on a Saturday, Sunday, or holiday), (ii) include the names of all nominees for whom such stockholder intends to solicit proxies, and (iii) include a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees. If, however, the date of the 2026 Annual Meeting is advanced by more than 30 calendar days from the anniversary date of the Annual Meeting, then the deadline for submitting the notice will be the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by the Company.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks, trustees and other nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks, brokers, trustees and other nominees with account holders who are our stockholders may be householding our proxy materials. A single Notice of Annual Meeting of Stockholders, proxy statement and Annual Report to Stockholders may be delivered to multiple stockholders sharing an address unless contrary instructions have been received by the Company from one or more of the affected stockholders. Once you have received notice from your bank, broker, trust or other nominee that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders, please notify your bank, broker, trust or other nominee and also send a copy of your request to the Company c/o Cherie Barrett, Assistant Vice President/Corporate Secretary, 4510 Lower Beckleysville Road, Suite H, Hampstead, Maryland 21074 or call 410-374-1510 ext. 1103. Stockholders who currently receive multiple copies of this proxy statement at their address and would like to request householding of their communications should contact their bank, broker, trust or other nominee and also send a copy of your request to the Company at the above address or call the above phone number.

ANNUAL REPORT AND FINANCIAL STATEMENTS

This Proxy Statement is accompanied by a copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2024, which contains the information required by Rule 14a-3(b) under the Exchange Act. Upon the written request of any person solicited pursuant to this Proxy Statement, the Company will provide such person, without charge, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act for the year ended December 31, 2024. A written request must be sent to Mark C. Krebs, Executive Vice President/Chief Financial Officer, Farmers and Merchants Bancshares, Inc., P.O. Box 249, 25 Westminster Pike, Reisterstown, MD 21136.

OTHER MATTERS

As of the date of this Proxy Statement, the Company Board is not aware of any matters, other than those stated above, that may properly be brought before the Annual Meeting. If other matters should properly come before the Annual Meeting or any adjournment, postponement or rescheduling thereof, to the extent permitted by Rule 14a-4(c) of the Exchange Act, persons named in the enclosed proxy or their substitutes will vote with respect to such matters in accordance with their best judgment.

By order of the Board of Directors

Cherie Barrett

Assistant Vice President/Corporate Secretary

March 24, 2025

APPENDIX A

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Company Board, the Company Board’s nominees, and certain officers and other employees of the Company and the Bank are “participants” with respect to the Company Board’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about such persons (the “Participants”).

Directors, Director Nominees, and Director Emeriti

The names and present principal occupation of our directors, director nominees, and director emeriti, each a Participant, are set forth below. The business address for the Company’s current directors, director nominees, and director emeriti is c/o Farmers and Merchants Bancshares, Inc., 4510 Lower Beckleysville Road, Suite H, Hampstead, Maryland 21074.

Name	Present Principal Occupation
James R. Bosley, Jr.	Retired
Roger D. Cassell	Regional Vice President of Mobile Communications America
Steven W. Eline

President and Co-owner of Eline Funeral Homes, J.F. Eline & Sons, Inc., Eline Monuments, LLC, and Carroll Cremation; President and Owner of Eline Properties, LLC; President and Co-owner of Petals, Flowers, & Gifts, LLC

Edward A. Halle, Jr.	Attorney at Fowley & Beckley, P.A.; President of Slade, Inc., Managing Member of Panther Branch LLC and Panther South LLC
Gary A. Harris	President and CEO of the Company and the Bank; President of RCFI
Ronald W. Hux	Developer and Manager of commercial properties in Owings Mills, Maryland
J. Lawrence Mekulski	Private real estate investor
Emily B. Miller	Owner/Partner, Secretary and Treasurer of Barnes-Bollinger Insurance Services, Inc.
Robert G. Pollokoff	President and Chief Executive Officer of the Fedder Company
Louna S. Primm	Retired
Bruce L Schindler	Director, President and owner of Bob Davidson Ford Lincoln
Teresa L Smack	Retired
Paul F. Wooden, Jr.	Retired

Executive Officers and Employees

Executive officers and employees of the Company and the Bank who are Participants are listed below. The business address for each is c/o Farmers and Merchants Bancshares, Inc., 4510 Lower Beckleysville Road, Suite H, Hampstead, Maryland 21074. Their present principal occupations are stated below.

Name	Present Principal Occupation
Gary A. Harris	President and CEO of the Company and the Bank
Mark C. Krebs	Executive Vice President and CFO of the Company and the Bank
Paul B. Susie	Senior Vice President and CAO of the Company and the Bank

Information Regarding Ownership of the Company’s Securities by Participants

The number of the Company’s securities beneficially owned by certain of the Participants as of March 24, 2025 is set forth in the section entitled “Beneficial Ownership of Common Stock By Principal Stockholders and Management” in this Proxy Statement.

Information Regarding Transactions in the Corporation’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by the Participants within the past two years, as of March 24, 2025. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Title of Security	Number of Shares	Transactions
Roger D. Cassell	05/16/2023	Common Stock	100	Bona Fide Gift
	06/26/2023	Common Stock	2	Shares acquired through dividend reinvestment plan
	11/15/2023	Common Stock	(0.613)	Open Market Sale
	12/13/2023	Common Stock	(3,443)	Bona Fide Gift
	12/12/2024	Common Stock	500	Open Market Purchase

Steven W. Eline	06/26/2023	Common Stock	329	Shares acquired through dividend reinvestment plan
	08/29/2023	Common Stock	140	Open Market Purchase
	10/25/2023	Common Stock	1,000	Open Market Purchase
	12/15/2023	Common Stock	425	Shares acquired through dividend reinvestment plan
	06/21/2024	Common Stock	480	Shares acquired through dividend reinvestment plan
	12/17/2024	Common Stock	524	Shares acquired through dividend reinvestment plan

Edward A. Halle, Jr.	06/26/2023	Common Stock	810	Shares acquired through dividend reinvestment plan
	12/15/2023	Common Stock	733	Shares acquired through dividend reinvestment plan
	06/21/2024	Common Stock	827	Shares acquired through dividend reinvestment plan
	12/17/2024	Common Stock	931	Shares acquired through dividend reinvestment plan

Gary A. Harris	09/22/2023	Common Stock	2,000	Grant, Award or Other Acquisition
	10/24/2023	Common Stock	3,000 (1)	Grant, Award or Other Acquisition
	06/21/2024	Common Stock	83	Shares acquired through dividend reinvestment plan
	12/17/2024	Common Stock	74	Shares acquired through dividend reinvestment plan
	01/23/2025	Common Stock	100	Grant, Award or Other Acquisition

Ronald W. Hux	06/26/2023	Common Stock	403	Shares acquired through dividend reinvestment plan
	12/15/2023	Common Stock	495	Shares acquired through dividend reinvestment plan

Name	Date	Title of Security	Number of Shares	Transactions
	06/21/2024	Common Stock	540	Shares acquired through dividend reinvestment plan
	11/20/2024	Common Stock	10,000	Open Market Purchase
	12/17/2024	Common Stock	607	Shares acquired through dividend reinvestment plan

Mark C. Krebs	06/26/2023	Common Stock	48	Shares acquired through dividend reinvestment plan
	12/15/2023	Common Stock	60	Shares acquired through dividend reinvestment plan
	06/21/2024	Common Stock	68	Shares acquired through dividend reinvestment plan
	08/02/2024	Common Stock	500	Open Market Purchase
	08/05/2024	Common Stock	126	Open Market Purchase
	08/05/2024	Common Stock	374	Open Market Purchase
	08/06/2024	Common Stock	500	Open Market Purchase
	08/08/2024	Common Stock	500	Open Market Purchase
	12/17/2024	Common Stock	77	Shares acquired through dividend reinvestment plan
	01/23/2025	Common Stock	125	Grant, Award or Other Acquisition

J. Lawrence Mekulski	06/12/2024	Common Stock	100	Open Market Purchase
	01/23/2025	Common Stock	1,356	Grant, Award or Other Acquisition

Emily B. Miller	08/24/2023	Common Stock	100	Open Market Purchase
	08/24/2023	Common Stock	100	Open Market Purchase
	06/04/2024	Common Stock	100	Open Market Purchase
	01/23/2025	Common Stock	872	Grant, Award or Other Acquisition

Robert G. Pollokoff	09/07/2023	Common Stock	26	Open Market Purchase
	01/23/2025	Common Stock	1,373	Grant, Award or Other Acquisition

Bruce L. Schindler	06/26/2023	Common Stock	1,432	Shares acquired through dividend reinvestment plan
	12/15/2023	Common Stock	1,768	Shares acquired through dividend reinvestment plan
	06/21/2024	Common Stock	1,966	Shares acquired through dividend reinvestment plan
	12/17/2024	Common Stock	2,246	Shares acquired through dividend reinvestment plan
	01/23/2025	Common Stock	2,286	Grant, Award or Other Acquisition

Teresa L. Smack	06/08/2023	Common Stock	115	Open Market Purchase

Name	Date	Title of Security	Number of Shares	Transactions
	06/26/2023	Common Stock	2	Shares acquired through dividend reinvestment plan
	10/04/2023	Common Stock	5,000	Open Market Purchase
	12/15/2023	Common Stock	100	Shares acquired through dividend reinvestment plan
	06/21/2024	Common Stock	113	Shares acquired through dividend reinvestment plan
	12/17/2024	Common Stock	127	Shares acquired through dividend reinvestment plan
	01/23/2025	Common Stock	841	Grant, Award or Other Acquisition

Paul F. Wooden, Jr.	02/22/2023	Common Stock	(2,079)	Bona Fide Gift
	06/26/2023	Common Stock	827	Shares acquired through dividend reinvestment plan
	11/03/2023	Common Stock	(5,000)	Open Market Sale
	12/17/2024	Common Stock	923	Shares acquired through dividend reinvestment plan
	06/21/2024	Common Stock	1,042	Shares acquired through dividend reinvestment plan
	12/17/2024	Common Stock	1,172	Shares acquired through dividend reinvestment plan
	12/17/2024	Common Stock	(2,926)	Bona Fide Gift

Note:

(1)	The shares correspond to restricted stock units to be settled in shares of Common Stock if certain time vesting conditions are satisfied. On September 22, 2024, one-third of these shares vested.

Miscellaneous Information Concerning Participants

Other than as set forth in this Appendix A or elsewhere in the Proxy Statement and based on the information provided by each Participant, none of the Participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, or owns of record but not beneficially, any shares of Common Stock or other securities of the Company or (ii) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, securities of any parent or subsidiary of the Company. In addition, other than as set forth in this Appendix A or elsewhere in the Proxy Statement and based on the information provided by each Participant, none of the Participants’ associates beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares of Common Stock or other securities of the Company.

Other than as set forth in this Appendix A or elsewhere in the Proxy Statement and based on the information provided by each Participant, (i) none of the Participants listed above is now, or has been within the past year, a party to any contract, arrangements or understandings with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies and (ii) no Participant has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) during the past ten years.

Other than as set forth in this Appendix A or elsewhere in the Proxy Statement and based on the information provided by each Participant, none of the Participants or their associates have any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Other than as set forth in this Appendix A or elsewhere in the Proxy Statement and based on the information provided by each Participant, neither the Participants nor any of their associates or immediate family members have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Other than as set forth in this Appendix A or elsewhere in the Proxy Statement and based on the information provided by each Participant, no Participant (i) is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

WHITE PROXY CARD

FARMERS AND MERCHANTS BANCSHARES, INC.

2025 Annual Meeting of Stockholders

April 29, 2025 at 3:00 p.m., Local Time

Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints Cheryl Y. Lewis, Michelle Miller, and Cherie Barrett, and each or any of them, as lawful proxies, with the powers the undersigned would possess if personally present, and with full power of substitution and revocation and hereby authorizes all of them, and each of them to represent and to vote, as designated below, all the shares of common stock, par value $.01 per share, of Farmers and Merchants Bancshares, Inc. (the “Company”) that the undersigned is entitled to vote at the 2025 Annual Meeting of Stockholders of the Company (including any adjournment, postponement or rescheduling thereof, the “Annual Meeting”) to be held at 3:00 p.m., local time, April 29, 2025. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named proxies or their substitutes for the purposes identified on this WHITE Proxy Card and with discretionary authority as to any other matters that may properly come before the Annual Meeting that are unknown to the Company a reasonable time before this solicitation to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, including substitute nominees if any of the named nominees for director should be unavailable to serve for election in accordance with and as described in the Notice of Annual Meeting of Stockholders.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE HEREOF. THE NAMED PROXIES WILL ALSO EXERCISE THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, SUBJECT TO APPLICABLE LAW. IF NO DIRECTION IS INDICATED WITH RESPECT TO ANY OF THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” THE DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2. THE NAMED PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING TO THE EXTENT AUTHORIZED BY RULE 14A-4(C).

IMPORTANT: PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS WHITE PROXY CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE!

Important Notice of Internet Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report are available at: www.fmb1919.bank

1.	Elect the following two nominees to the Company’s Board of Directors:

Nominees:	FOR	WITHHOLD

Steven W. Eline	☐	☐
Class III Director
(Term to Expire in 2029)

Bruce L. Schindler	☐	☐
Class III Director
(Term to Expire in 2029)

The Board of Directors recommends a vote “FOR” each of the Company’s proposed director nominees listed in Proposal 1.

2.	Ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for 2025:

☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote “FOR” in Proposal 2.

3.	Transact such other business as may be properly brought before the meeting or at any adjournment thereof.

Shares represented by all properly executed WHITE Proxy Cards will be voted in accordance with instructions appearing on the proxy.  In the absence of specific instructions, proxies will be voted “FOR” each of Messrs. Eline and Schindler in Proposal 1 and “FOR” Proposal 2, and in their discretion on any other matters that may properly come before the Annual Meeting to the extent authorized by Rule 14a-4(c).

PLEASE PRINT NAME (S) HERE	PLEASE SIGN HERE

Date: ____________________, 2025

NOTE:  Joint holders must each sign this proxy.  When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are signing.  If the holder is a corporation or other entity, this proxy must be signed by an authorized person in full corporate or entity name.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE 2025 ANNUAL MEETING OF STOCKHOLDERS:   [   ]

As a stockholder of Farmers and Merchants Bancshares, Inc., you have the option of voting your shares electronically via the Internet or by telephone, eliminating the need to return the WHITE Proxy Card by mail. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you completed, signed, dated and promptly returned the WHITE Proxy Card by mail.

Instructions on how to vote during the Annual Meeting are contained in the Proxy Statement in the section titled “How to Vote.”